Exhibit 10.12

Executed Version

BACKSTOP COMMITMENT AGREEMENT
AMONG
MOMENTIVE PERFORMANCE MATERIALS HOLDINGS INC.,
MOMENTIVE PERFORMANCE MATERIALS INC.
AND
THE COMMITMENT PARTIES PARTY HERETO
Dated as of May 9, 2014

BACKSTOP COMMITMENT AGREEMENT
THIS BACKSTOP COMMITMENT AGREEMENT (this “Agreement”), dated as of May 9, 2014, is made by and among Momentive Performance Materials Holdings Inc. (as a debtor in possession and a reorganized debtor, as applicable, the “Company”) and Momentive Performance Materials Inc. (as a debtor in possession and a reorganized debtor, as applicable, “MPM”) on behalf of themselves and the other Debtors, on the one hand, and the parties set forth on Schedule 1 hereto (each referred to herein, individually, as a “Commitment Party” and, collectively, as the “Commitment Parties”), on the other hand. The Company, MPM and each Commitment Party is referred to herein, individually, as a “Party” and, collectively, as the “Parties”.
RECITALS
WHEREAS, on April 13, 2014 (the “Petition Date”), the Company and certain of its debtor affiliates (each, individually, a “Debtor” and, collectively, the “Debtors”) commenced jointly administered proceedings (the “Chapter 11 Proceedings”), styled In re MPM Silicones, LLC, et al., Case No. 14-22503 under Title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York, White Plains (the “Bankruptcy Court”);
WHEREAS, in connection with the Chapter 11 Proceedings, the Debtors have engaged in good faith negotiations with certain parties in interest regarding the terms of the Plan, which Plan shall be consistent in all respects with the plan term sheet setting forth the principal terms to be included in the Plan and attached as Exhibit A to the RSA (the “Term Sheet”);
WHEREAS, the Debtors intend to seek entry of one or more orders of the Bankruptcy Court, in each case, in form and substance mutually satisfactory to the Requisite Commitment Parties and the Company (x) confirming the Plan pursuant to Section 1129 of the Bankruptcy Code (the “Confirmation Order”) and (y) authorizing the consummation of the transactions contemplated hereby, which order is expected to take the form of, and be incorporated into, the Confirmation Order(the “BCA Consummation Approval Order”);
WHEREAS, pursuant to the Plan and this Agreement, and in accordance with the Rights Offerings Procedures, MPM will issue subscription rights to holders of Second Lien Notes (the “Subscription Rights”) and conduct rights offerings for the Rights Offerings Shares in the Rights Offerings Amount at the Purchase Price;
WHEREAS, pursuant to the Plan, immediately following the Closing (x) all holders of New Common Stock will contribute each share of New Common Stock held by them for one share of common stock of a newly formed Delaware corporation (“Top HoldCo,” and such shares of Top HoldCo, “Top HoldCo Common Stock”) and (y) Top HoldCo, as the new holder of the shares of New Common Stock will contribute such shares of New Common Stock for shares of common stock of a newly formed Delaware corporation (“Intermediate HoldCo,” and such shares of Intermediate HoldCo, “Intermediate HoldCo Common Stock”) ((x) and (y), collectively, the “Internal Reorganization”);
WHEREAS, the Company, the Commitment Parties, Top HoldCo, Intermediate HoldCo and MPM intend that the receipt by holders of Second Lien Notes pursuant to the Plan of New Common Stock and the right to participate in the Rights Offerings be treated as a recapitalization pursuant to Section 368(a)(1)(E) of the Code, and that the transfer of the New Common Stock to Top HoldCo in exchange for Top HoldCo Common Stock be treated as a reorganization within the meaning of Section 368(a)(1)(B) of the Code; and
WHEREAS, subject to the terms and conditions contained in this Agreement, each Commitment Party has agreed to purchase (on a several and not joint basis) its Backstop Commitment Percentage of the Unsubscribed Shares, if any.
NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the Parties hereby agrees as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions. Except as otherwise expressly provided in this Agreement, whenever used in this Agreement (including any Exhibits and Schedules hereto), the following terms shall have the respective meanings specified therefor below:
“1145 Rights Offering” means the rights offering to be conducted in reliance upon the exemption from registration under the Securities Act provided in Section 1145 of the Bankruptcy Code.
“1145 Rights Offering Procedures” means the procedures with respect to the 1145 Rights Offering that are approved by the Bankruptcy Court pursuant to the BCA Approval Order, which procedures shall be mutually satisfactory to the Requisite Commitment Parties and the Company.
“1145 Rights Offering Shares” means the shares of New Common Stock issued in the 1145 Rights Offering.
“1.5 Lien Note Claims” means all Claims against MPM, as issuer, or any other Debtor as guarantor, arising under the 1.5 Lien Notes and the 1.5 Lien Indenture.

“1.5 Lien Notes” mean the 10% Senior Secured Notes due 2020, issued pursuant to the 1.5 Lien Indenture, in the aggregate principal amount of $250,000,000.
“1.5 Lien Indenture” means that certain indenture dated as of May 25, 2012 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof), between MPM, as issuer, and the 1.5 Lien Indenture Trustee, related to the 1.5 Lien Notes, including all agreements, documents, notes, instruments and any other agreements delivered pursuant thereto or in connection therewith (in each case, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof).
“4(a)(2) Rights Offering” means the rights offering to be conducted in reliance upon the exemption from registration under the Securities Act or provided in Section 4(a)(2) of the Securities Act.
“4(a)(2) Rights Offering Procedures” means the procedures with respect to the 4(a)(2) Rights Offering that are approved by the Bankruptcy Court pursuant to the BCA Approval Order, which procedures shall be mutually satisfactory to the Requisite Commitment Parties and the Company.
“4(a)(2) Rights Offering Shares” means the shares of New Common Stock issued in the 4(a)(2) Rights Offering.
“Ad Hoc Committee” means that certain ad hoc committee of holders of Second Lien Notes (and certain of their Affiliates) party hereto represented by Milbank, Tweed, Hadley & McCloy LLP, and any Ultimate Purchaser to which any member thereof or any of its Affiliates has transferred all or a portion of its Backstop Commitment pursuant to Section 2.6(b).
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any Affiliated Funds of such Person); provided, that for purposes of this Agreement, no Commitment Party shall be deemed an Affiliate of the Company or any of its Subsidiaries. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.
“Affiliated Fund” has the meaning set forth in Section 2.6(b).
“Agreement” has the meaning set forth in the Preamble.

“Alternative Transaction” means any chapter 11 plan or restructuring transaction (including, for the avoidance of doubt, a transaction premised on one or more asset sales under Section 363 of the Bankruptcy Code or pursuant to a plan) other than the Restructuring, including (a) any chapter 11 plan, reorganization, restructuring or liquidation involving the Company or any of the other Debtors, (b) the issuance, sale or other disposition of any equity interest or indebtedness, or any material assets, of the Company or any of the other Debtors, or (c) a merger, sale, consolidation, business combination, recapitalization, refinancing, share exchange, rights offering, debt offering, equity investment or similar transaction (including the sale of all or substantially all of the assets of the Company or any of the other Debtors whether through one or more transactions) involving the Company or any of the other Debtors.
“Alternative Transaction Agreement” has the meaning set forth in Section 9.2(p).
“Alternative Transaction Proposal” has the meaning set forth in Section 6.18(a).
“Antitrust Authorities” means the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States and any other Governmental Entity having jurisdiction pursuant to the Antitrust Laws, and “Antitrust Authority” means any of them.
“Antitrust Laws” mean the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and any other Law governing agreements in restraint of trade, monopolization, pre-merger notification, the lessening of competition through merger or acquisition or anti-competitive conduct, and any foreign investment Laws.
“Apollo” means Apollo Global Management, LLC, a Delaware limited liability company, and those of its Affiliates who hold Second Lien Notes and any Ultimate Purchaser to which Apollo has transferred all or a portion of its Backstop Commitment pursuant to Section 2.6(b).
“Applicable Consent” has the meaning set forth in Section 4.7.
“Applicable Premium” means (a) with respect to the First Lien Note Claims, “Applicable Premium” as defined in the First Lien Indenture, and (b) with respect to the 1.5 Lien Note Claims, “Applicable Premium” as defined in the 1.5 Lien Indenture.
“Assumable Amount” means, with respect to any Transfer of Votable Claims by a Transferring Commitment Party, an amount equal to the applicable Assumable Percentage multiplied by such Transferring Commitment Party’s Backstop Commitment as of the RSA Execution Date.

“Assumable Percentage” means, with respect to any Transferring Commitment Party, the ratio (expressed as a percentage) of (a) an amount equal to the difference between (i) the aggregate principal amount of Votable Claims held by such Transferring Commitment Party on the Measuring Date and (ii) the aggregate principal amount of Votable Claims held by such Transferring Commitment Party immediately following such Transfer to (b) the aggregate principal amount of Votable Claims held by such Transferring Commitment Party on the RSA Execution Date; provided, however, that if any Transfer of Votable Claims results in a Transferring Commitment Party holding (x) more in aggregate principal amount of Votable Claims than the Trigger Amount, such ratio shall be 0% with respect to such Transferring Commitment Party or (y) less in aggregate principal amount of Votable Claims than the Fall Away Amount, such ratio shall be 100% with respect to such Transferring Commitment Party.
“Assumable Share” means, with respect to any Non-Transferring Commitment Party, the proportion that the amount of such Non-Transferring Commitment Party’s Backstop Commitment at the time of the applicable election bears to the aggregate Backstop Commitments at the time of the applicable election of all Non-Transferring Commitment Parties.
“Available Shares” means the Unsubscribed Shares that any Commitment Party fails to purchase as a result of a Commitment Party Default by such Commitment Party.
“Backstop Commitment” has the meaning set forth in Section 2.2.
“Backstop Commitment Percentage” means, with respect to any Commitment Party, such Commitment Party’s percentage of the Backstop Commitment as set forth opposite such Commitment Party’s name under the column titled “Backstop Commitment Percentage” on Schedule 1 (as it may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement). Any reference to “Backstop Commitment Percentage” in this Agreement means the Backstop Commitment Percentage in effect at the time of the relevant determination.
“Bankruptcy Code” has the meaning set forth in the Recitals.
“Bankruptcy Court” has the meaning set forth in the Recitals.
“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the local rules and general orders of the Bankruptcy Court, as in effect on the Petition Date, together with all amendments and modifications thereto subsequently made applicable to the Chapter 11 Proceedings.
“BCA Approval Obligations” means the obligations of the Company under this Agreement.

“BCA Approval Order” means an Order entered by the Bankruptcy Court authorizing the Debtors’ performance of the BCA Approval Obligations in form and substance mutually satisfactory to the Requisite Commitment Parties and the Company.
“BCA Consummation Approval Order” has the meaning set forth in the Recitals.
“Business Day” means any day, other than a Saturday, Sunday or legal holiday, as defined in Bankruptcy Rule 9006(a).
“Bylaws” means the amended and restated bylaws of Reorganized Momentive as of the Closing Date, which shall be consistent with the terms set forth in the Term Sheet and otherwise be in form and substance mutually satisfactory to the Requisite Commitment Parties and the Company.
“Cash” means, collectively, cash, cash equivalents and marketable securities, other than cash classified as restricted cash in accordance with GAAP.
“Certificate of Incorporation” means the amended and restated certificate of incorporation of Reorganized Momentive as of the Closing Date, which shall be consistent with the terms set forth in the Term Sheet and otherwise be in form and substance mutually satisfactory to the Requisite Commitment Parties and the Company.
“Chapter 11 Proceedings” has the meaning set forth in the Recitals.
“Claim” means any “claim” against any Debtor as defined in section 101(5) of the Bankruptcy Code, including, without limitation, any Claim arising after the Petition Date.
“Closing” has the meaning set forth in Section 2.5(a).
“Closing Date” has the meaning set forth in Section 2.5(a).
“Code” means the Internal Revenue Code of 1986.
“Commitment Party” has the meaning set forth in the Preamble.
“Commitment Party Default” means the failure by any Commitment Party to (a) deliver and pay the aggregate Purchase Price for such Commitment Party’s Backstop Commitment Percentage of any Unsubscribed Shares by the Subscription Escrow Funding Date in accordance with Section 2.4(b) or (b) exercise its Subscription Rights pursuant to and in accordance with the Plan in accordance with Section 2.1(b).
“Commitment Party Replacement” has the meaning set forth in Section 2.3(a).

“Commitment Party Replacement Period” has the meaning set forth in Section 2.3(a).
“Commitment Premium” has the meaning set forth in Section 3.1.
“Company” has the meaning set forth in the Preamble.
“Company Board” has the meaning set forth in Section 6.18(a).
“Company Disclosure Schedules” means the disclosure schedules delivered by the Company to the Commitment Parties on the date of this Agreement.
“Company Plan” means any employee pension benefit plan, as such term is defined in Section 3(2) of ERISA, (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and (i) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by the Company or any of its Subsidiaries or any ERISA Affiliate, or for which any such entity has liability or (ii) in respect of which the Company or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to Section 1128 of the Bankruptcy Code to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time with the consent of the Requisite Commitment Parties.
“Confirmation Order” has the meaning set forth in the Recitals.
“Contract” means any agreement, contract or instrument, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent, memorandum of understanding or other obligation, and any amendments thereto, whether written or oral, but excluding the Plan.
“Debtor” has the meaning set forth in the Recitals.
“Defaulting Commitment Party” means in respect of a Commitment Party Default that is continuing, the applicable defaulting Commitment Party.
“DIP ABL Agent” means JPMorgan Chase Bank, N.A., as administrative agent and collateral agent under the DIP ABL Loan.
“DIP ABL Loan” means that certain Senior Secured Debtor-in-Possession and Exit Amended and Restated Asset Based Revolving Credit Agreement, among Momentive Performance

Materials USA Inc., as a borrower, Momentive Performance Materials GmbH, as a borrower, Momentive Performance Materials Quartz GmbH, as a borrower, Momentive Performance Materials Nova Scotia ULC, as a borrower, the Company, MPM, each subsidiary of MPM that is party thereto in its capacity as a guarantor, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC in their respective capacities as arrangers thereunder (substantially in the form annexed to the DIP Motion as Exhibit B and as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof).
“DIP ABL Loan Event of Default” means an “Event of Default” under, and as defined in, the DIP ABL Loan.
“DIP Loan Event of Default” means either a DIP ABL Loan Event of Default or a DIP Term Loan Event of Default.
“DIP Loans” means the DIP ABL Loan and the DIP Term Loan.
“DIP Motion” means the Debtors’ Motion for Interim Order Under Sections 105, 361, 362, 363(c), 363(d), 364(c), 364(d), 364(e) and 507 of the Bankruptcy Code and Rules 2002, 4001 and 9014 of the Bankruptcy Rules (I) Authorizing The Debtors To Obtain Postpetition Financing, (II) Authorizing The Debtors To Use Cash Collateral, (III) Granting Adequate Protection To Prepetition Secured Lenders and (IV) Scheduling a Final Hearing Pursuant To Bankruptcy Rules 4001(b) and 4001(c), Docket No. 27.
“DIP Term Agent” means JPMorgan Chase Bank, N.A., as administrative agent and collateral agent under the DIP Term Loan.
“DIP Term Loan” means that certain Senior Secured Debtor-in-Possession Term Loan Agreement, among Momentive Performance Materials USA Inc., as a borrower, the Company, MPM, each domestic subsidiary of MPM that is party thereto in its capacity as a guarantor, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC in their respective capacities as arrangers thereunder (substantially in the form annexed to the DIP Motion as Exhibit C and as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof).
“DIP Term Loan Event of Default” means an “Event of Default” under, and as defined in, the DIP Term Loan.

“Disclosure Statement” means the Disclosure Statement for the Plan approved pursuant to the Plan Solicitation Order (including all exhibits and schedules thereto), in form and substance mutually satisfactory to the Requisite Commitment Parties and the Company and each as may be further amended, supplemented or otherwise modified from time to time in a manner that is mutually satisfactory to the Requisite Commitment Parties and the Company.
“Discount to Equity Value” means 0.85.
“Effective Date” means the effective date under the Plan.
“Emergence Credit Facilities” has the meaning set forth in Section 6.8.
“Enterprise Value” means $2,200,000,000.
“Environmental Laws” means all applicable laws (including common law), rules, regulations, codes, ordinances, orders in council, orders, decrees, treaties, directives, judgments or legally binding agreements promulgated or entered into by or with any Governmental Entity, relating in any way to the environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to health and safety matters (to the extent relating to the environment or Hazardous Materials).
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or any of its Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Company Plan; (b) any failure by any Company Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Company Plan, whether or not waived, or, prior to the effectiveness of the Pension Protection Act of 2006, the existence with respect to any Company Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA as in effect prior to the effectiveness of the Pension Protection Act of 2006); (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Company Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Company Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the incurrence by the Company or any of its Subsidiaries or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Company Plan or Multiemployer Plan; (e) a determination that any Company Plan is, or is expected to be, in “at-risk” status (within the meaning of Section

303 of ERISA or Section 430 of the Code); (f) the receipt by the Company or any of its Subsidiaries or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Company Plan or to appoint a trustee to administer any Company Plan under Section 4042 of ERISA; (g) the incurrence by the Company or any of its Subsidiaries or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Company Plan or Multiemployer Plan; (h) the receipt by the Company or any of its Subsidiaries or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any of its Subsidiaries or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “reorganization” (within the meaning of Section 4241 of ERISA), or in “endangered” or “critical status ” (within the meaning of Section 305 of ERISA or Section 432 of the Code); (i) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Company Plan; or (j) the adoption of an amendment to a Company Plan requiring the provision of security to such Company Plan pursuant to Section 307 of ERISA.
“Event” means any event, development, occurrence, circumstance, effect, condition, result, state of facts or change.
“Exchange Act” means the Securities Exchange Act of 1934.
“Expense Reimbursement” has the meaning set forth in Section 3.3(a).
“Fall Away Amount” means, with respect to any Transferring Commitment Party, an amount equal to the aggregate principal amount of Votable Claims held by such Transferring Commitment Party on the RSA Execution Date less $20,000,000.
“Filing Party” has the meaning set forth in Section 6.17(b).
“Final Order” means, as applicable, an Order of the Bankruptcy Court or other court of competent jurisdiction, which has not been reversed, stayed, reconsidered, readjudicated, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the Order could be appealed or from which certiorari could be sought or the new trial, reargument or rehearing shall have been denied, resulted in no modification of such Order or has otherwise been dismissed with prejudice; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, as made applicable by Rule 9024 of the Bankruptcy Rules, may be filed relating to such Order shall not cause such Order to not be a Final Order.
“Financial Reports” has the meaning set forth in Section 6.5(a).

“Financial Statements” has the meaning set forth in Section 4.9(a).

“First Lien Indenture” means that certain indenture, dated as of October 25, 2012 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof), between MPM, as issuer, and the First Lien Indenture Trustee, related to the First Lien Notes, including all agreements, documents, notes, instruments and any other agreements delivered pursuant thereto or in connection therewith (in each case, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof).
“First Lien Note Claims” means all Claims against MPM, as issuer, or any other Debtor as guarantor, arising under the First Lien Notes and the First Lien Indenture.
“First Lien Notes” mean the 8.875% First-Priority Senior Secured Notes due 2020, issued pursuant to the First Lien Indenture, in the original aggregate principal amount of $1,100,000,000.
“Foreign Pension Plan” has the meaning set forth in Section 4.21(b).
“Funding Notice” has the meaning set forth in Section 2.4(a).

“GAAP” has the meaning set forth in Section 4.9(a).
“Governmental Entity” means any U.S. or non-U.S. international, regional, federal, state, municipal or local governmental, judicial, administrative, legislative or regulatory authority, entity, instrumentality, agency, department, commission, court or tribunal of competent jurisdiction (including any branch, department or official thereof).
“Hazardous Materials” means all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature subject to regulation or which can give rise to liability under any Environmental Law.
“HoldCo Transaction Agreements” has the meaning set forth in Section 4.32.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Indebtedness” of a Person means (a) indebtedness for borrowed money; (b) liabilities evidenced by bonds, debentures, notes, or other similar instruments or debt securities; (c) liabilities under or in connection with drawn letters of credit or bankers’ acceptances or similar items; (d) liabilities under or in connection with interest rate swaps, collars, caps and similar hedging arrangements; (e) liabilities under or in connection with off balance sheet financing arrangements or synthetic leases; (f) the amount of all capitalized lease obligations of such Person that are required to appear on a balance sheet prepared in accordance with GAAP; and (g) any amounts guaranteed in any manner by such Person (including guarantees in the form of an agreement to repurchase or reimburse) or other amounts for which such Person is indirectly liable as guarantor, surety or otherwise.
“Indemnified Claim” has the meaning set forth in Section 8.2.
“Indemnified Person” has the meaning set forth in Section 8.1.
“Indemnifying Party” has the meaning set forth in Section 8.1.
“Intellectual Property Rights” has the meaning set forth in Section 4.15.
“Intermediate HoldCo” has the meaning set forth in the Recitals.
“Intermediate HoldCo Common Stock” has the meaning set forth in the Recitals.
“Internal Reorganization” has the meaning set forth in the Recitals.
“IRS” means the United States Internal Revenue Service.
“Joint Filing Party” has the meaning set forth in Section 6.17(c).
“Knowledge of the Company” means the actual knowledge, after reasonable inquiry, of Craig Morrison, William Carter, George Knight, Douglas Johns and Karen E. Koster.
“Law” means any law (statutory or common), statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Entity.
“Legal Proceedings” has the meaning set forth in Section 4.13.
“Legend” has the meaning set forth in Section 6.15.
“Lien” means any lien, adverse claim, charge, option, right of first refusal, servitude, security interest, mortgage, pledge, deed of trust, easement, encumbrance, restriction on transfer, conditional sale or other title retention agreement, defect in title, lien or judicial lien as defined in Sections 101(36) and (37) of the Bankruptcy Code or other restrictions of a similar kind.
“Losses” has the meaning set forth in Section 8.1.
“Material Adverse Effect” means any Event after December 31, 2013 which individually, or together with all other Events, has had or would reasonably be expected to have a material and adverse effect on (a) the business, assets, liabilities, finances, properties, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries (or Reorganized Momentive and its Subsidiaries), taken as a whole, or (b) the ability of the Company and its Subsidiaries (or Reorganized Momentive and its Subsidiaries), taken as a whole, to perform their obligations under, or to consummate the transactions contemplated by, the Transaction Agreements, including the Rights Offerings, in each case, except to the extent such Event results from, arises out of, or is attributable to, the following (either alone or in combination): (i) any change after the date hereof in global, national or regional political conditions (including acts of terrorism or war) or in the general business, market, financial or economic conditions affecting the industries, regions and markets in which the Company (or Reorganized Momentive) and its Subsidiaries operate; (ii) any changes after the date hereof in applicable Law or GAAP, or in the interpretation or enforcement thereof; (iii) the execution, announcement or performance of this Agreement or the other Transaction Agreements or the transactions contemplated hereby or thereby; (iv) changes in the market price or trading volume of the claims or equity or debt securities of the Company (or Reorganized Momentive) or any of its Subsidiaries (but not the underlying facts giving rise to such changes unless such facts are otherwise excluded pursuant to the clauses contained in this definition); (v) the departure of officers or directors of the Company (or Reorganized Momentive) or any of its Subsidiaries (but not the underlying facts giving rise to such departure unless such facts are otherwise excluded pursuant to the clauses contained in this definition); (vi) the filing or pendency of the Chapter 11 Proceedings or actions taken in connection with the Chapter 11 Proceedings that are directed by the Bankruptcy Court and made in compliance with the Bankruptcy Code; or (vii) declarations of national emergencies or natural disasters; provided, that the exceptions set forth in clauses (i), (ii) and (vii) shall not apply to the extent that such Event is disproportionately adverse to the Company (or Reorganized Momentive) and its Subsidiaries, taken as a whole, as compared to other companies in the industries in which the Company (or Reorganized Momentive) and its Subsidiaries operate.
“Material Contracts” means all “plans of acquisition, reorganization, arrangement, liquidation or succession” and “material contracts” (as such terms are defined in Items 601(b)(2) and 601(b)(10) of Regulation S-K under the Exchange Act) to which the Company or any of its Subsidiaries is a party.
“Measuring Date” means (a) from the RSA Execution Date until the time immediately following the first time a Transferring Commitment Party holds less in aggregate principal amount of Votable Claims than the Trigger Amount, the RSA Execution Date and (b) thereafter, with respect to any Transfer, the date following the RSA Execution Date but prior to the time of such Transfer upon which such Transferring Commitment Party held the least in aggregate principal amount of Votable Claims.
“Money Laundering Laws” has the meaning set forth in Section 4.26.

“MPM” has the meaning set forth in the Preamble.
“MPM SEC Documents” means all of the reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) filed with the SEC by MPM.
“MSC” means Momentive Specialty Chemicals, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any of its Subsidiaries or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, has within any of the preceding six plan years made or accrued an obligation to make contributions, or each such plan for which any such entity has liability.
“Net Debt Amount” means the aggregate amount of Indebtedness of Reorganized Momentive and its Subsidiaries, less the aggregate amount of Cash of Reorganized Momentive and its Subsidiaries, in each case that are projected to exist as of the time immediately following the Effective Date as provided in the Plan.
“New Common Stock” means the common stock of MPM.
“Non-Consenting Commitment Party” has the meaning set forth in Section 6.16.
“Non-RSA Breaching Commitment Parties” has the meaning set forth in Section 9.2(j).
“Non-Transferring Commitment Party” has the meaning set forth in Section 6.7(b).
“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Entity or arbitrator of applicable jurisdiction.
“Outside Date” has the meaning set forth in Section 9.2(f).
“Party” has the meaning set forth in the Preamble.
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.
“Permitted Liens” means (a) Liens for Taxes that (i) are not due and payable or (ii) are being contested in good faith by appropriate proceedings and for which adequate reserves have been made with respect thereto; (b) mechanics Liens and similar Liens for labor, materials or supplies provided with respect to any Real Property or personal property incurred in the ordinary course of business consistent with past practice and as otherwise not prohibited under this Agreement, for amounts that do not materially detract from the value of, or materially impair the use of, any of the Real Property or personal property of the Company or any of its Subsidiaries; (c) zoning, building codes and other land use Laws regulating the use or occupancy of any Real Property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such Real Property; provided, that no such zoning, building codes and other land use Laws prohibit the use or occupancy of such Real Property; (d) easements, covenants, conditions, restrictions and other similar matters affecting title to any Real Property and other title defects that do not or would not materially impair the use or occupancy of such Real Property or the operation of the Company’s or any of its Subsidiaries’ business; (e) Liens granted in connection with the DIP Loans; (f) from and after the occurrence of the Effective Date, Liens granted in connection with the Emergence Credit Facilities; (g) Liens listed on Section 1.1 of the Company Disclosure Schedules; and (h) Liens that, pursuant to the Confirmation Order, will not survive beyond the Effective Date.
“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, associate, trust, Governmental Entity or other entity or organization.
“Petition Date” has the meaning set forth in the Recitals.
“Plan” means the Debtors’ Joint Plan of Reorganization, which shall provide for the release and exculpation of each Commitment Party and its Affiliates and Representatives, in each case solely in their capacity as such, from liability in connection with the Chapter 11 Proceedings and the Transaction Agreements, shall be consistent with the terms set forth in the Term Sheet, shall provide for the Internal Reorganization to occur automatically immediately following the Closing and shall otherwise be in form and substance mutually satisfactory to the Requisite Commitment Parties and the Debtors (as the same may be amended, supplemented or otherwise modified from time to time in a manner that is mutually satisfactory to the Requisite Commitment Parties and the Company).
“Plan Solicitation Motion” means the Debtors’ Motion for an Order, in form and substance mutually satisfactory to the Requisite Commitment Parties and the Company and among other things, (a) approving the Disclosure Statement and the Rights Offerings Procedures; (b) establishing a voting record date for the Plan; (c) approving solicitation packages and procedures for the distribution thereof; (d) approving the forms of ballots; (e) establishing procedures for voting on the Plan; (f) establishing notice and objection procedures for the confirmation of the Plan; and (g) establishing procedures for the assumption and/or assignment of executory Contracts and unexpired leases under the Plan.

“Plan Solicitation Order” means an Order entered by the Bankruptcy Court, substantially in the form attached to the Plan Solicitation Motion, which Order shall, among other things, seek approval of the Disclosure Statement and the commencement of a solicitation of votes to accept or reject the Plan, and which Order shall be in form and substance mutually satisfactory to the Requisite Commitment Parties and the Company.
“Pre-Closing Period” has the meaning set forth in Section 6.3.
“Purchase Price” means a price per share of New Common Stock equal to (a) (i) the Enterprise Value less (ii) the Net Debt Amount, multiplied by (b) the Discount to Equity Value, divided by (c) the Total Outstanding Shares.
“Put Election” has the meaning set forth in Section 2.2.
“Put Option” has the meaning set forth in Section 2.2.
“Q1 Financial Statements” has the meaning set forth in Section 4.9(b).
“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by the Company or any of its Subsidiaries, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures incidental to the ownership or lease thereof.
“Registration Rights Agreement” has the meaning set forth in Section 6.10(a).
“Related Party” means, with respect to any Person, (i) any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of such Person and (ii) any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of any of the foregoing.
“Related Purchaser” has the meaning set forth in Section 2.6(a).
“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment.
“Reorganized Momentive” means Top HoldCo or, if the Requisite Commitment Parties determine pursuant to Section 6.19(b) that another entity shall issue its equity interests to holders of Second Lien Notes (with approval from the Bankruptcy Court and the lenders under the Emergence Credit Facilities), such other entity.

“Reorganized Momentive Corporate Documents” means the Bylaws and the Certificate of Incorporation.
“Replacing Commitment Parties” has the meaning set forth in Section 2.3(a).
“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30 day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Company Plan (other than a Company Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).
“Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, managers, employees, agents, investment bankers, attorneys, accountants, advisors and other representatives.
“Requisite Commitment Parties” means (a) members of the Ad Hoc Committee holding at least a majority of the aggregate Backstop Commitments of all members of the Ad Hoc Committee as of the date on which the consent or approval of such members is solicited and (b) Apollo; provided, that in the case of a consent or approval to changes in respect of any Selected Economic Term, “Requisite Commitment Parties” means solely the members of the Ad Hoc Committee holding a majority of the aggregate Backstop Commitments provided by all members of the Ad Hoc Committee as of the date on which the consent or approval of such members is solicited; and provided, further, that for purposes of this definition, each Commitment Party shall be deemed to hold the Backstop Commitments held by such Commitment Party’s Related Purchasers.
“Restructuring” has the meaning set forth in the RSA.
“Returns” has the meaning set forth in Section 4.20.
“Rights Offerings” means, collectively, the 1145 Rights Offering and the 4(a)(2) Rights Offering.
“Rights Offerings Amount” means an amount equal to $600,000,000.
“Rights Offerings Expiration Time” means the time and the date on which the rights offering subscription form must be duly delivered to the Rights Offerings Subscription Agent in accordance with the Rights Offerings Procedures, together with the applicable Purchase Price.
“Rights Offerings Participants” means those Persons who duly subscribe for Rights Offerings Shares in accordance with the Rights Offerings Procedures.

“Rights Offerings Procedures” means, collectively, the 1145 Rights Offering Procedures and the 4(a)(2) Rights Offering Procedures.
“Rights Offerings Shares” means, collectively, the 4(a)(2) Rights Offering Shares and the 1145 Rights Offering Shares.
“Rights Offerings Subscription Agent” means Kurtzman Carson Consultants or another subscription agent appointed by the Company and satisfactory to the Requisite Commitment Parties.
“RSA” means that certain Restructuring Support Agreement entered into by and among the Company, MPM, and each of their direct and indirect subsidiaries party thereto, the Apollo Entities (as defined therein), and the Consenting Noteholders (as defined therein), dated as of April 13, 2014 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof).
“RSA Approval Order” means an Order entered by the Bankruptcy Court, in form and substance mutually satisfactory to the Requisite Commitment Parties and the Company, approving the RSA and its assumption by the Company.
“RSA Execution Date” means April 13, 2014.
“Sale Transaction” has the meaning set forth in Section 7.01(h).
“SEC” means the U.S. Securities and Exchange Commission.
“Second Lien Documents” has the meaning set forth in the DIP Motion.
“Second Lien Indenture” means that certain indenture dated as of November 5, 2010 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof), between MPM, as issuer, and the Second Lien Indenture Trustee, related to the Second Lien Notes, including all agreements, documents, notes, instruments and any other agreements delivered pursuant thereto or in connection therewith (in each case, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof).
“Second Lien Intercreditor Agreement” has the meaning set forth in the DIP Motion.
“Second Lien Notes” means those certain notes issued by the Company pursuant to the Second Lien Indenture.

“Securities Act” means the Securities Act of 1933.
“Selected Economic Terms” means, collectively, the definitions of Enterprise Value or Discount to Equity Value (or their application in the definition of Purchase Price) and the terms of Section 3.1.
“SSA” means that certain Amended and Restated Shared Services Agreement by and among the Company, MSC and the other persons party thereto, dated as of March 17, 2011 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof).
“SSA Amendment” has the meaning set forth in Section 6.10(b).
“Subscription Escrow Account” has the meaning set forth in Section 2.4(a).
“Subscription Escrow Agreement” has the meaning set forth in Section 2.4(b).
“Subscription Escrow Funding Date” has the meaning set forth in Section 2.4(b).
“Subscription Rights” has the meaning set forth in the Recitals.
“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other subsidiary), (a) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (b) has the power to elect a majority of the board of directors or similar governing body or (c) has the power to direct the business and policies.
“Superior Transaction” means an Alternative Transaction, which the Company, after consultation with its outside legal counsel and its independent financial advisor, determines in good faith, and taking into account all aspects of such Alternative Transaction and the Company Board’s good-faith estimate of the likelihood and timing of consummating the Alternative Transaction, to be more favorable to the bankruptcy estate of the Company and the other Debtors, from a financial point of view, than the transactions contemplated by this Agreement and the other Transaction Documents, including providing (a) a higher and better recovery for the unsecured creditors of the Debtors and (b) a recovery to holders of Second Lien Notes at least as favorable as the recovery set forth in the RSA.
“Takeover Statute” means any restrictions contained in any “fair price,” “moratorium,” “control share acquisition”, “business combination” or other similar anti-takeover statute or regulation.

“Taxes” means all taxes, assessments, duties, levies or other mandatory governmental charges paid to a Governmental Entity, including all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes, assessments, duties, levies or other mandatory governmental charges of any kind whatsoever paid to a Governmental Entity (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest thereon and shall include any liability for such amounts as a result of being a member of a combined, consolidated, unitary or affiliated group.
“Term Sheet” has the meaning set forth in the Recitals.
“Top HoldCo” has the meaning set forth in the Recitals.
“Top HoldCo Common Stock” has the meaning set forth in the Recitals.
“Total Outstanding Shares” means the total number of shares of Top HoldCo Common Stock outstanding immediately following the Internal Reorganization as provided in the Plan, including shares exchanged in the Internal Reorganization for shares of Top HoldCo Common Stock issued in satisfaction of Votable Claims and Rights Offerings Shares, and shares issued in accordance with this Agreement (including those issued as payment of the Commitment Premium).
“Transaction Agreements” has the meaning set forth in Section 4.2(a).
“Transfer” means sell, transfer, assign, pledge, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions in which any Person receives the right to own or acquire any current or future interest in a Subscription Right, a Votable Claim, a Rights Offerings Share, a share of New Common Stock or a share of Top HoldCo Common Stock).
“Transferring Commitment Party” has the meaning set forth in Section 6.7(b).
“Trigger Amount” means, with respect to any Transferring Commitment Party, an amount equal to the aggregate principal amount of Votable Claims held by such Transferring Commitment Party on the RSA Execution Date less $5,000,000.
“Ultimate Purchaser” has the meaning set forth in Section 2.6(b).
“Unfunded Pension Liability” means the excess of a Company Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Company Plan’s assets, determined in accordance with the assumptions used for funding the Company Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unlegended Shares” has the meaning set forth in Section 6.13.
“Unsubscribed Shares” means the Rights Offerings Shares that have not been duly purchased by the Rights Offerings Participants in accordance with the Rights Offerings Procedures and the Plan.
“Votable Claims” means, collectively, all allowed Claims arising under the Second Lien Notes.
“willful or intentional breach” has the meaning set forth in Section 9.4.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
Section 1.2    Construction. In this Agreement, unless the context otherwise requires:
(a)    references to Articles, Sections, Exhibits and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Agreement;
(b)    references in this Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail in portable document format (pdf), facsimile transmission or comparable means of communication;
(c)    words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;
(d)    the words “hereof”, “herein”, “hereto” and “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits and Schedules attached to this Agreement, and not to any provision of this Agreement;
(e)    the term this “Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;
(f)    “include”, “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;
(g)    references to “day” or “days” are to calendar days;
(h)    references to “the date hereof” means the date of this Agreement;

(i)    unless otherwise specified, references to a statute means such statute as amended from time to time and includes any successor legislation thereto and any rules or regulations promulgated thereunder in effect from time to time; and
(j)    references to “dollars” or “$” are to United States of America dollars.
ARTICLE II
BACKSTOP COMMITMENT
Section 2.1    The Rights Offerings; Subscription Rights. On and subject to the terms and conditions hereof, including entry of the BCA Approval Order by the Bankruptcy Court, (a) MPM shall conduct the Rights Offerings pursuant to and in accordance with the Rights Offerings Procedures, this Agreement and the Plan and (b) each Commitment Party shall, and shall cause each of its Affiliates (as applicable) to, exercise the Subscription Rights issued to and held by such Commitment Party or its Affiliates (as applicable) as a holder of Second Lien Notes pursuant to and in accordance with the Rights Offering Procedures, this Agreement and the Plan. If reasonably requested by the Requisite Commitment Parties from time to time prior to the Rights Offerings Expiration Time (and any extensions thereto), MPM shall notify, or cause the Rights Offerings Subscription Agent to notify, the Commitment Parties of the aggregate number of Subscription Rights known by MPM or the Rights Offerings Subscription Agent to have been exercised pursuant to the Rights Offerings as of the most recent practicable time before such request.
Section 2.2    The Backstop Commitment. On and subject to the terms and conditions hereof, including entry of the BCA Consummation Approval Order, each Commitment Party hereby grants to MPM an option (collectively, the “Put Option”) to require such Commitment Party to purchase Unsubscribed Shares on the Closing Date subject to the terms and conditions of this Agreement. Upon the exercise of the Put Option, each Commitment Party agrees, severally and not jointly, to purchase, and MPM agrees to sell to such Commitment Party, on the Closing Date, the number of Unsubscribed Shares equal to (a) such Commitment Party’s Backstop Commitment Percentage multiplied by (b) the aggregate number of Unsubscribed Shares, rounded among the Commitment Parties solely to avoid fractional shares as the Commitment Parties may determine in their sole discretion. The obligations of the Commitment Parties described in this Section 2.2 shall be referred to as the “Backstop Commitment”. MPM may exercise the Put Option by delivery to each Commitment Party of a written put election notice (the “Put Election”), provided that the Put Option shall automatically and irrevocably be deemed to have been exercised by MPM, without the need for delivery of written notice or the taking of any other further action by MPM or any other any Person, if the conditions set forth in Sections 7.3(e) and 7.3(f) shall have been satisfied or waived in accordance with this Agreement. The purchase price payable by each Commitment

Party in respect of each Unsubscribed Share that such Commitment Party is obligated to purchase under its Backstop Commitment shall be the Purchase Price.
Section 2.3    Commitment Party Default.
(a)    Upon the occurrence of a Commitment Party Default, the Commitment Parties that are, or are Affiliated with, members of the Ad Hoc Committee (other than any Defaulting Commitment Party) shall have the right, but not the obligation, within five (5) Business Days after receipt of written notice from MPM to all Commitment Parties of such Commitment Party Default, which notice shall be given promptly following the occurrence of such Commitment Party Default and to all Commitment Parties substantially concurrently (such five (5) Business Day period, the “Commitment Party Replacement Period”), to make arrangements for one or more of the Commitment Parties that is, or is Affiliated with, a member of the Ad Hoc Committee (other than the Defaulting Commitment Party) to purchase all or any portion of the Available Shares (such purchase, a “Commitment Party Replacement”) on the terms and subject to the conditions set forth in this Agreement and in such amounts as may be agreed upon by all of the Commitment Parties electing to purchase all or any portion of the Available Shares, or, if no such agreement is reached, based upon the relative applicable Backstop Commitment Percentages of any such Commitment Parties that are, or are Affiliated with, members of the Ad Hoc Committee (other than the Defaulting Commitment Party) (such Commitment Parties, the “Replacing Commitment Parties”). Any such Available Shares purchased by a Replacing Commitment Party shall be included, among other things, in the determination of (x) the Unsubscribed Shares of such Replacing Commitment Party for all purposes hereunder, (y) the Backstop Commitment Percentage of such Commitment Party for purposes of Section 3.1 and (z) the Backstop Commitment of such party for purposes of the definition of Requisite Commitment Parties. If a Commitment Party Default occurs, the Outside Date shall be delayed only to the extent necessary to allow for the Commitment Party Replacement to be completed within the Commitment Party Replacement Period.
(b)    If a Commitment Party is a Defaulting Commitment Party, it shall not be entitled to any of the Commitment Premium hereunder.
(c)    Nothing in this Agreement shall be deemed to require a Commitment Party to purchase more than its Backstop Commitment Percentage of the Unsubscribed Shares.
(d)    For the avoidance of doubt, notwithstanding anything to the contrary set forth in Section 9.4 but subject to Section 10.10, no provision of this Agreement shall relieve any Defaulting Commitment Party from liability hereunder, or limit the availability of the remedies set forth in Section 10.9, in connection with any such Defaulting Commitment Party’s Commitment Party Default.

Section 2.4    Subscription Escrow Account Funding.
(a)    Funding Notice. No later than the fifth (5th) Business Day following the Rights Offerings Expiration Time, the Rights Offerings Subscription Agent shall deliver to each Commitment Party a written notice (the “Funding Notice”) of (i) the number of Rights Offerings Shares elected to be purchased by the Rights Offerings Participants and the aggregate Purchase Price therefor; (ii) the aggregate number of Unsubscribed Shares, if any, and the aggregate Purchase Price therefor; (iii) the aggregate number of Unsubscribed Shares (based upon such Commitment Party’s Backstop Commitment Percentage) to be issued and sold by MPM to such Commitment Party and the aggregate Purchase Price therefor; and (iv) the escrow account to which such Commitment Party shall deliver and pay the aggregate Purchase Price for such Commitment Party’s Backstop Commitment Percentage of the Unsubscribed Shares (the “Subscription Escrow Account”). The Rights Offerings Subscription Agent shall promptly provide any written backup, information and documentation relating to the information contained in the applicable Funding Notice as any Commitment Party may reasonably request.
(b)    Subscription Escrow Account Funding. No later than the second (2nd) Business Day following receipt of the Funding Notice (such date, the “Subscription Escrow Funding Date”), each Commitment Party shall deliver and pay the aggregate Purchase Price for such Commitment Party’s Backstop Commitment Percentage of the Unsubscribed Shares by wire transfer in immediately available funds in U.S. dollars into the Subscription Escrow Account in satisfaction of such Commitment Party’s Backstop Commitment. The Subscription Escrow Account shall be established with an escrow agent satisfactory to the Requisite Commitment Parties and the Company pursuant to an escrow agreement in form and substance mutually satisfactory to the Requisite Commitment Parties and the Company (the “Subscription Escrow Agreement”). If this Agreement is terminated in accordance with its terms, the funds held in the Subscription Escrow Account shall be released, and each Commitment Party shall receive from the Subscription Escrow Account the cash amount actually funded to the Subscription Escrow Account by such Commitment Party, plus any interest accrued thereon, promptly following such termination.
Section 2.5    Closing.
(a)    Subject to Article VII, unless otherwise mutually agreed in writing between the Company and the Requisite Commitment Parties, the closing of the Backstop Commitments (the “Closing”) shall take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005, at 11:00 a.m., New York City time, on the date on which all of the conditions set forth in Article VII shall have been satisfied or waived in accordance with this Agreement (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The date on which the Closing actually occurs shall be referred to herein as the “Closing Date”.

(b)    At the Closing, the funds held in the Subscription Escrow Account shall be released and utilized as set forth in, and in accordance with, the Plan and the Subscription Escrow Agreement.
(c)    At the Closing, issuance of the Unsubscribed Shares will be made by MPM to each Commitment Party (or to its designee in accordance with Section 2.6(a)) against payment of the aggregate Purchase Price for the Unsubscribed Shares of such Commitment Party, in satisfaction of such Commitment Party’s Backstop Commitment. Unless a Commitment Party requests delivery of a physical stock certificate, the entry of any Unsubscribed Shares to be delivered pursuant to this Section 2.5(c) into the account of a Commitment Party pursuant to MPM’s book entry procedures and delivery to such Commitment Party of an account statement reflecting the book entry of such Unsubscribed Shares shall be deemed delivery of such Unsubscribed Shares for purposes of this Agreement. Notwithstanding anything to the contrary in this Agreement, all Unsubscribed Shares will be delivered with all issue, stamp, transfer, sales and use, or similar transfer Taxes or duties that are due and payable (if any) in connection with such delivery duly paid by MPM.
Section 2.6    Designation and Assignment Rights.
(a)    Each Commitment Party shall have the right to designate by written notice to MPM no later than two (2) Business Days prior to the Closing Date that some or all of the Unsubscribed Shares that it is obligated to purchase hereunder be issued in the name of, and delivered to, one or more of its Affiliates or Affiliated Funds (other than any portfolio company of such Commitment Party or its Affiliates) (each, a “Related Purchaser”) upon receipt by MPM of payment therefor in accordance with the terms hereof, which notice of designation shall (i) be addressed to MPM and signed by such Commitment Party and each such Related Purchaser, (ii) specify the number of Unsubscribed Shares to be delivered to or issued in the name of such Related Purchaser and (iii) contain a confirmation by each such Related Purchaser of the accuracy of the representations set forth in Sections 5.6 through 5.9 as applied to such Related Purchaser; provided, that no such designation pursuant to this Section 2.6(a) shall relieve such Commitment Party from its obligations under this Agreement.
(b)    In addition to the Transfers required by Section 6.7, each Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment only to (i) any investment fund the primary investment advisor to which is such Commitment Party or an Affiliate thereof (an “Affiliated Fund”) or (ii) one or more special purpose vehicles that are wholly-owned by one or more of such Commitment Party and its Affiliated Funds, created for the purpose of holding such Backstop Commitment or holding debt or equity of the Debtors, and with respect to which such Commitment Party either (A) has provided an adequate equity support letter or a guarantee of such special purpose vehicle’s Backstop Commitment or (B) otherwise remains obligated to fund the Backstop Commitment to be Transferred until the consummation of the Plan; provided that such special purpose vehicle shall not be related to or Affiliated with any portfolio company of such Commitment Party or any of its Affiliates or Affiliated Funds (other than solely by virtue of its affiliation with such Commitment Party) and the equity of such special purpose vehicle shall not be transferable other than to such Persons described in clause (i) or (ii) of this Section 2.6(b), and in such manner, as such Commitment Party’s Backstop Commitment is transferable pursuant to this Section 2.6(b) (each of the Persons referred to in clauses (i) and (ii), an “Ultimate Purchaser”), and that, in each case, provides a written agreement to the Company under which it (x) confirms the accuracy of the representations set forth in Article V as applied to such Ultimate Purchaser, (y) agrees to purchase such portion of such Commitment Party’s Backstop Commitment, and (z) agrees to be fully bound by, and subject to, this Agreement as a Commitment Party hereto; provided, that no sale or Transfer pursuant to this Section 2.6(b) shall relieve such Commitment Party from its obligations under this Agreement. Other than as set forth in this Section 2.6(b) or as required by Section 6.7, no Commitment Party shall be permitted to Transfer its Backstop Commitment. For the avoidance of doubt, no Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to Momentive Performance Materials Holdings LLC.
(c)    Each Commitment Party, severally and not jointly, agrees that it will not Transfer, at any time prior to the Closing Date or the earlier termination of this Agreement in accordance with its terms, any of its rights and obligations under this Agreement to any Person other than in accordance with Sections 2.3, 2.6(a), 2.6(b) and 6.7. After the Closing Date, nothing in this Agreement shall limit or restrict in any way the ability of any Commitment Party (or any permitted transferee thereof) to Transfer any of the shares of Top HoldCo Common Stock or any interest therein; provided, that any such Transfer shall be made pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements thereunder and pursuant to applicable securities Laws. For the avoidance of doubt, New Common Stock may only be Transferred to Top HoldCo in exchange for Top HoldCo Common Stock, which Transfer shall occur automatically pursuant to the Internal Reorganization.
ARTICLE III
BACKSTOP COMMITMENT PREMIUM AND EXPENSE REIMBURSEMENT
Section 3.1    Premium Payable by the Company. Subject to Section 3.2, as consideration for the Put Option, the Backstop Commitment and the other agreements of the Commitment Parties in this Agreement, the Debtors shall pay or cause to be paid a nonrefundable aggregate premium in an amount equal to $30,000,000, which represents 5.0% of the Rights Offerings Amount without application of the Discount to Equity Value, payable in accordance with Section 3.2, to the Commitment Parties (including any Replacing Commitment Party, but excluding any Defaulting Commitment Party) or their designees based upon their respective Backstop Commitment Percentages at the time the payment is made (the “Commitment Premium”).
The provisions for the payment of the Commitment Premium and Expense Reimbursement, and the indemnification provided herein, are an integral part of the transactions contemplated by this Agreement and without these provisions the Commitment Parties would not have entered into this Agreement, and the Commitment Premium (to the extent required to be paid in cash as set forth in Section 9.4) and Expense Reimbursement shall, pursuant to the BCA Approval Order, constitute allowed administrative expenses of the Debtors’ estate under Sections 503(b) and 507 of the Bankruptcy Code.
Section 3.2    Payment of Premium. The Commitment Premium shall be fully earned, nonrefundable and non-avoidable upon entry of the BCA Approval Order and shall be paid by the Debtors, free and clear of any withholding or deduction for any applicable Taxes, on the Closing Date as set forth above. For the avoidance of doubt, to the extent payable in accordance with the terms of this Agreement, the Commitment Premium will be payable regardless of the amount of Unsubscribed Shares (if any) actually purchased. MPM shall satisfy its obligation to pay the Commitment Premium on the Closing Date by issuing additional shares of New Common Stock out of the Total Outstanding Shares to the Commitment Parties in lieu of any cash payment (the aggregate number of shares of New Common Stock to be issued in satisfaction of the Commitment Premium will be approximately 1.5 million, subject to the Net Debt Amount as provided in the Plan); provided, that if the Closing does not occur, the Commitment Premium shall be payable in cash and only to the extent provided in Section 9.4.

Section 3.3    Expense Reimbursement.
(a)    Until the earlier to occur of (i) the Closing and (ii) the termination of this Agreement, the Debtors agree to pay in accordance with Section 3.3(b) (A) the reasonable documented fees and expenses of counsel, financial advisors, and consultants and other professionals for specialized areas of expertise as circumstances warrant retained by the Ad Hoc Committee, in each case that have been and are incurred in connection with (x) the negotiation, preparation and implementation of the Transaction Agreements and the other agreements and transactions contemplated thereby and (y) the Restructuring and the Chapter 11 Proceedings, (B) the reasonable documented fees and expenses of one counsel and one financial advisor retained by Apollo that have been and are incurred solely with respect to Apollo’s capacity as a Commitment Party, (C) the reasonable documented fees and expenses of each member of the Ad Hoc Committee, including the reasonable documented fees and expenses of professionals, including consultants, retained by each member of the Ad Hoc Committee, that have been incurred prior to April 1, 2014 in connection with performing diligence with respect to the Second Lien Notes (provided, that, the fees and expenses referred to in this clause (C) shall not exceed $1,000,000 in the aggregate for all such members), (D) all filing fees, if any, required by the HSR Act or any other Antitrust Law and all reasonable documented expenses related thereto, and (E) the reasonable documented fees and expenses of one executive search consultant retained by the Commitment Parties to assist in the selection of the board of directors and officers of Reorganized Momentive, in each case, that have been paid or are payable by the Commitment Parties (such payment obligations set forth in clauses (A), (B), (C), (D) and (E) above, collectively, the “Expense Reimbursement”).
(b)    The Expense Reimbursement accrued through the date on which the BCA Approval Order is entered shall be paid within one (1) Business Day of such date. The Expense Reimbursement shall thereafter be payable by the Debtors as soon as practicable after receipt of monthly invoices therefor; provided, that the Debtors’ final payment shall be made contemporaneously with the Closing or the termination of this Agreement pursuant to Article IX. The Commitment Parties shall promptly provide copies of such invoices (redacted to protect privileges) to the Debtors and to the United States Trustee.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the corresponding section of the Company Disclosure Schedules, the Debtors, jointly and severally, hereby represent and warrant to the Commitment Parties (unless otherwise set forth herein, as of the date of this Agreement and as of the Closing Date) as set forth below.
Section 4.1    Organization and Qualification. The Company and each of its Subsidiaries (i) is a duly organized and validly existing corporation, limited liability company or limited partnership, as the case may be, and, if applicable, in good standing (or the equivalent thereof) under the Laws of the jurisdiction of its incorporation or organization (except where the failure to be in good standing (or the equivalent) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect), (ii) has the corporate or other applicable power and authority to own its property and assets and to transact the business in which it is currently engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business as currently conducted requires such qualifications, except in the cases of clauses (ii) and (iii) where the failure to have such authority or qualifications would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.2    Corporate Power and Authority.
(a)    Each of the Company and MPM has the requisite corporate power and authority (i) (A) subject to entry of the BCA Approval Order, to enter into, execute and deliver this Agreement and to perform the BCA Approval Obligations and (B) subject to entry of the BCA Consummation Approval Order and the Confirmation Order, to perform each of its other obligations hereunder and (ii) subject to entry of the BCA Consummation Approval Order and the Confirmation Order, to consummate the transactions contemplated herein and in the Plan, to enter into, execute and deliver the Registration Rights Agreement and all other agreements to which it will be a party as contemplated by this Agreement and the Plan (this Agreement, the Plan, the Disclosure Statement, the RSA, any documentation or agreements relating to the Emergence Credit Facilities, the Registration Rights Agreement and such other agreements and any plan supplements or documents referred to herein or therein or hereunder or thereunder, collectively, the “Transaction Agreements”) and to perform its obligations under each of the Transaction Agreements (other than this Agreement). Subject to the receipt of the foregoing Orders, as applicable, the execution and delivery of this Agreement and each of the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been or will be duly authorized by all requisite corporate action on behalf of the Company and MPM, and no other corporate proceedings on the part of the Company or MPM are or will be necessary to authorize this Agreement or any of the other Transaction Agreements or to consummate the transactions contemplated hereby or thereby.
(b)    Subject to entry of the BCA Consummation Approval Order and the Confirmation Order, each of the other Debtors has the requisite power and authority (corporate or otherwise) to enter into, execute and deliver each Transaction Agreement to which such other Debtor is a party and to perform its obligations thereunder. Subject to entry of the BCA Consummation Approval Order and the Confirmation Order, the execution and delivery of this Agreement and each of the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been or will be duly authorized by all requisite action (corporate or otherwise) on behalf of each other Debtor party thereto, and no other proceedings on the part of any other Debtor party thereto are or will be necessary to authorize this Agreement or any of the other Transaction Agreements or to consummate the transactions contemplated hereby or thereby.
Section 4.3    Execution and Delivery; Enforceability. Subject to entry of the BCA Approval Order, this Agreement will have been, and subject to the entry of the BCA Consummation Approval Order and the Confirmation Order, each other Transaction Agreement will be, duly executed and delivered by the Company and each of the other Debtors party thereto. Upon entry of the BCA Approval Order and assuming due and valid execution and delivery hereof by the Commitment Parties, the BCA Approval Obligations will constitute the valid and legally binding obligations of the Company and MPM and, to the extent applicable, the other Debtors, enforceable against the Company and MPM and, to the extent applicable, the other Debtors in accordance with their respective terms. Upon entry of the BCA Consummation Approval Order and assuming due and valid execution and delivery of this Agreement and the other Transaction Agreements by the Commitment Parties, each of the obligations hereunder and thereunder will constitute the valid and legally binding obligations of the Company and MPM and, to the extent applicable, the other Debtors, enforceable against the Company and, to the extent applicable, the other Debtors, in accordance with their respective terms.
Section 4.4    Authorized and Issued Capital Stock.
(a)    On the Closing Date, (i) the authorized capital stock of MPM will consist of 70,000,000 shares of New Common Stock, (ii) the outstanding capital stock of MPM will consist of 50,000,000 issued and outstanding shares of New Common Stock (which shall be the number of Total Outstanding Shares), (iii) no shares of New Common Stock will be held by MPM in its treasury, (iv) shares of New Common Stock will be reserved for issuance upon exercise of stock options and other rights to purchase or acquire shares of New Common Stock granted in connection with any employment arrangement entered into in accordance with Section 6.3, and (v) no warrants to purchase shares of New Common Stock will be issued and outstanding.
(b)    As of the Closing Date, all issued and outstanding shares of New Common Stock will have been duly authorized and validly issued and will be fully paid and non-assessable, and will not be subject to any preemptive rights.
(c)    Except as set forth in this Section 4.4, as of the Closing Date, no shares of capital stock or other equity securities or voting interest in Reorganized Momentive will have been issued, reserved for issuance or outstanding.
(d)    Except as described in this Section 4.4 and except as set forth in the Registration Rights Agreement, the Reorganized Momentive Corporate Documents, the Emergence Credit Facilities or any employment agreement entered into in accordance with Section 7.1(h), as of the Closing Date, neither Reorganized Momentive nor any of its Subsidiaries will be party to or otherwise bound by or subject to any outstanding option, warrant, call, right, security, commitment, Contract, arrangement or undertaking (including any preemptive right) that (i) obligates Reorganized Momentive or any of its Subsidiaries to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in, Reorganized Momentive or any of its Subsidiaries or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity or voting interest in, Reorganized Momentive or any of its Subsidiaries, (ii) obligates Reorganized Momentive or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking, (iii) restricts the Transfer of any shares of capital stock of Reorganized Momentive or any of its Subsidiaries or (iv) relates to the voting of any shares of capital stock of Reorganized Momentive.
Section 4.5    Issuance. The shares of New Common Stock, Intermediate HoldCo Common Stock and Top HoldCo Common Stock to be issued pursuant to the Plan, including the shares of New Common Stock to be issued in connection with the consummation of the Rights Offerings and pursuant to the terms hereof, will, when issued and delivered on the Closing Date in exchange for the aggregate Purchase Price therefor and the shares of Intermediate HoldCo Common Stock and Top HoldCo Common Stock issued in the Internal Reorganization, be duly and validly authorized, issued and delivered and shall be fully paid and non-assessable, and free and clear of all Taxes, Liens (other than Transfer restrictions imposed hereunder or under the Reorganized Momentive Corporate Documents or by applicable Law), preemptive rights, subscription and similar rights (other than any rights set forth in the Reorganized Momentive Corporate Documents, and the Registration Rights Agreement).
Section 4.6    No Conflict. Assuming the consents described in clauses (a) through (f) of Section 4.7 are obtained, the execution and delivery by the Company and, if applicable, its Subsidiaries of this Agreement, the Plan and the other Transaction Agreements, the compliance by the Company and, if applicable, its Subsidiaries with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein will not (a) conflict with, or result in a breach, modification or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent specified in the Plan, in the acceleration of, or the creation of any Lien under, or cause any payment or consent to be required under any Contract to which the Company or any of its Subsidiaries (including any Subsidiaries that are not Debtors) will be bound as of the Closing Date after giving effect to the Plan or to which any of the property or assets of the Company or any of its Subsidiaries (including any Subsidiaries that are not Debtors) will be subject as of the Closing Date after giving effect to the Plan, (b) result in any violation of the provisions of the Reorganized Momentive Corporate Documents or any of the organization documents of any of the Company’s Subsidiaries, or (c) result in any violation of any Law or Order applicable to the Company or any of its Subsidiaries (including any Subsidiaries that are not Debtors) or any of their properties, except in each of the cases described in clauses (a) and (c) for any conflict, breach, modification, violation, default, acceleration or Lien which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 4.7    Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries or any of their properties (each, an “Applicable Consent”) is required for the execution and delivery by the Company and, to the extent relevant, its Subsidiaries of this Agreement, the Plan and the other Transaction Agreements, the compliance by the Company and, to the extent relevant, its Subsidiaries with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except for (a) the entry of the BCA Approval Order authorizing the Company and MPM to execute and deliver this Agreement and perform the BCA Approval Obligations, (b) the entry of the BCA Consummation Approval Order authorizing the Company and MPM to perform each of its other obligations hereunder, (c) the entry of the Confirmation Order, (d) filings, notifications, authorizations, approvals, consents, clearances or termination or expiration of all applicable waiting periods under any Antitrust Laws in connection with the transactions contemplated by this Agreement, (e) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “Blue Sky” Laws in connection with the purchase of the Unsubscribed Shares by the Commitment Parties, the issuance of the Subscription Rights, the issuance of the Rights Offerings Shares pursuant to the exercise of the Subscription Rights, the issuance of New Common Stock in satisfaction of Votable Claims pursuant to the Plan, the issuance of New Common Stock as payment of the Commitment Premium and the issuance of shares of Intermediate HoldCo Common Stock and Top HoldCo Common Stock in the Internal Reorganization, and (f) any Applicable Consents that, if not made or obtained, would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.
Section 4.8    Arm’s-Length. The Company and MPM acknowledge and agree that (a) each of the Commitment Parties is acting solely in the capacity of an arm’s-length contractual counterparty to the Company and MPM with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offerings) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any of its Subsidiaries and (b) no Commitment Party is advising the Company or any of its Subsidiaries as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.
Section 4.9    Financial Statements.
(a)    The audited consolidated balance sheets of MPM as at December 31, 2013 and the related consolidated statements of operations and of cash flows for the fiscal year then ended, accompanied by a report thereon by PricewaterhouseCoopers LLP (collectively, the “Financial Statements”), present fairly the consolidated financial condition of MPM as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. All such Financial Statements, including the related schedules and notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied consistently throughout the periods involved (except as disclosed therein).

(b)    The unaudited consolidated balance sheet of MPM as at March 31, 2014 and the related consolidated statements of operations and of cash flows (collectively, the “Q1 Financial Statements”), that MPM will file with the SEC shall present fairly the consolidated financial condition of MPM as at March 31, 2014, and the consolidated results of its operations and its consolidated cash flows for the quarter then ended. The consolidated EBITDA of MPM for the quarter ended March 31, 2014 that is reflected in the Q1 Financial Statements (which shall be presented in a manner consistent with the presentation of EBITDA in the Financial Statements) shall be no less than $48,000,000.
Section 4.10    MPM SEC Documents and Disclosure Statement. Since December 31, 2012, MPM has filed all required reports, schedules, forms and statements with the SEC. As of their respective dates, and giving effect to any amendments or supplements thereto filed prior to the date of this Agreement, each of the MPM SEC Documents that have been filed as of the date of this Agreement complied in all material respects with the requirements of the Securities Act or the Exchange Act applicable to such MPM SEC Documents. MPM has filed with the SEC all Material Contracts that are required to be filed as exhibits to the MPM SEC Documents that have been filed as of the date of this Agreement. No MPM SEC Document that has been filed prior to the date of this Agreement, after giving effect to any amendments or supplements thereto and to any subsequently filed MPM SEC Documents, in each case filed prior to the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Disclosure Statement as approved by the Bankruptcy Court will conform in all material respects with Section 1125 of the Bankruptcy Code.
Section 4.11    Absence of Certain Changes. Since December 31, 2013, no event, development, occurrence or change has occurred or exists that constitutes, individually or in the aggregate, a Material Adverse Effect.
Section 4.12    No Violation; Compliance with Laws. (i) The Company is not in violation of its charter or bylaws, and (ii) no Subsidiary of the Company is in violation of its respective charter or bylaws or similar organizational document in any material respect. Neither the Company nor any of its Subsidiaries is or has been at any time since January 1, 2013 in violation of any Law or Order, except for any such violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is and since January 1, 2013 has been no failure on the part of the Company or MPM to comply in all material respects with the Sarbanes-Oxley Act of 2002.
Section 4.13    Legal Proceedings. Other than the Chapter 11 Proceedings and any adversary proceedings or contested motions commenced in connection therewith, there are no material legal, governmental, administrative, judicial or regulatory investigations, audits, actions, suits, claims, arbitrations, demands, demand letters, claims, notices of noncompliance or violations, or proceedings (“Legal Proceedings”) pending or, to the Knowledge of the Company, threatened to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is the subject, in each case that in any manner draws into question the validity or enforceability of this Agreement, the Plan or the other Transaction Agreements or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 4.14    Labor Relations.
Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened against the Company or any of its Subsidiaries; (b) the hours worked and payments made to employees of the Company or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters; and (c) all payments due from the Company or any of its Subsidiaries or for which any claim may be made against the Company or any of its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Company or such Subsidiaries to the extent required by GAAP. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the consummation of the transactions contemplated by the Transaction Agreements will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which the Company or any of the Subsidiaries (or any predecessor) is a party or by which the Company or any of the Subsidiaries (or any predecessor) is bound.
Section 4.15    Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) each of the Company and its Subsidiaries owns, or possesses the right to use, all of the patents, patent rights, trademarks, service marks, trade names, copyrights, mask works, domain names, and any and all applications or registrations for any of the foregoing (collectively, “Intellectual Property Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, (b) to the Knowledge of the Company, none of the Company or any of its Subsidiaries nor any Intellectual Property Right, proprietary right, product, process, method, substance, part, or other material now employed, sold or offered by or contemplated to be employed, sold or offered by such person, is interfering with, infringing upon, misappropriating or otherwise violating any valid Intellectual Property Rights of any Person, and (c) no claim or litigation regarding any of the foregoing is pending or, to the Knowledge of the Company, threatened.

Section 4.16    Title to Real and Personal Property.
(a)    Real Property. Each of the Company and its Subsidiaries has valid fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its Real Properties and has valid title to its personal property and assets, in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.
(b)    Leased Real Property. Each of the Company and its Subsidiaries has complied with all obligations under all leases to which it is a party that have not been rejected in the Chapter 11 Proceedings, except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(c)    Personal Property. Each of the Company and its Subsidiaries owns or possesses the right to use, all Intellectual Property Rights and all licenses and rights with respect to any of the foregoing used in the conduct of their businesses, without any conflict (of which the Company or any of its Subsidiaries has been notified in writing) with the rights of others, and free from any burdensome restrictions on the present conduct of the Company and its Subsidiaries, as the case may be, except where such conflicts and restrictions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or.
Section 4.17    No Undisclosed Relationships. Other than Contracts or other direct or indirect relationships between or among the Company and its Subsidiaries or between the Subsidiaries of the Company and each other, there are no Contracts or other direct or indirect relationships existing as of the date hereof between or among the Company or any of its Subsidiaries, on the one hand, and any director, officer or greater than 5% stockholder of the Company or any of its Subsidiaries, on the other hand, that is required by the Exchange Act to be described in MPM’s filings with the SEC and that is not so described, except for the transactions contemplated by this Agreement. Any Contract existing as of the date hereof between or among the Company or any of its Subsidiaries, on the one hand, and any director, officer or greater than 5% stockholder of the Company or any of its Subsidiaries, on the other hand, that is required by the Exchange Act to be described in MPM’s filings with the SEC is filed as an exhibit to, or incorporated by reference as indicated in, the Annual Report on Form 10-K for the year ended December 31, 2013 that MPM filed on April 11, 2014 or another MPM SEC Document filed between April 11, 2014 and the date hereof.
Section 4.18    Licenses and Permits. The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Governmental Entities that are necessary for the ownership or lease of their respective properties and the conduct of the business, except where the failure to possess, make or give the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries (i) has received notice of any revocation or modification of any such license, certificate, permit or authorization or (ii) has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except to the extent that any of the foregoing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 4.19    Environmental. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) no written notice, claim, demand, request for information, order, complaint or penalty has been received by the Company or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Knowledge of the Company, threatened which allege a violation of or liability under any Environmental Laws, in each case relating to the Company or any of its Subsidiaries, (b) the Company and each of its Subsidiaries has all environmental permits, licenses and other approvals, and has maintained all financial assurances, necessary for its operations to comply with all applicable Environmental Laws and is, and during the term of all applicable statutes of limitation, has been, in compliance with the terms of such permits, licenses and other approvals and with all other applicable Environmental Laws, (c) to the Knowledge of the Company, no Hazardous Material is located at, on or under any property currently owned, operated or leased by the Company or any of its Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of the Company or any of its Subsidiaries under any Environmental Laws, (d) no Hazardous Material has been generated, owned, treated, stored, handled or controlled by the Company or any of its Subsidiaries and transported to or Released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Company or any of its Subsidiaries under any Environmental Laws, and (e) there are no agreements in which the Company or any of its Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other Person arising under or relating to Environmental Laws, which in any such case has not been made available to the Commitment Parties prior to the date hereof.

Section 4.20    Tax Returns.
(a)    Except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, (i) each of the Company and its Subsidiaries has filed or caused to be filed all U.S. federal, state, provincial, local and non-U.S. Tax returns required to have been filed by it and (ii) taken as a whole, each such Tax return is true and correct;
(b)    Each of the Company and its Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due) with respect to all periods or portions thereof ending on or before the date hereof (except Taxes or assessments that are being contested in good faith by appropriate proceedings and for which the Company and its Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP or with respect to the Debtors only, except to the extent the non-payment thereof is permitted by the Bankruptcy Code), which Taxes, if not paid or adequately provided for, would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole; and
(c)    As of the date hereof, with respect to the Company and its Subsidiaries, other than in connection with the Chapter 11 Proceedings and other than Taxes or assessments that are being contested in good faith and are not expected to result in significant adjustments that would be material to the Company and its Subsidiaries taken as a whole, (i) there are no claims being asserted in writing with respect to any Taxes, (ii) no presently effective waivers or extensions of statutes of limitation with respect to Taxes have been given or requested and (iii) no Tax returns are being examined by, and no written notification of intention to examine has been received from, the IRS or any other Governmental Entity.
Section 4.21    Employee Benefit Plans.
(a)    Except for the filing and pendency of the Chapter 11 Proceedings or otherwise as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) each Company Plan and each Multiemployer Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code; (ii) no Reportable Event has occurred during the past five years as to which the Company or any of its Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC, other than reports that have been filed; (iii) no Company Plan has any Unfunded Pension Liability in excess of $35,000,000 with respect to any single Company Plan and in excess of $75,000,000 with respect to all Company Plans in the aggregate; (iv) no ERISA Event has occurred or is reasonably expected to occur; (v) none of the Company or any of its Subsidiaries has engaged in a “prohibited transaction” (as defined in Section 406 of ERISA and Section 4975 of the Code) in connection with any employee pension benefit plan (as defined in Section 3(2) of ERISA) that would subject the Company or any of its Subsidiaries to Tax; (vi) with respect to any employee welfare plan (as defined in Section 3(1) of ERISA) maintained or contributed to by the Company and its Subsidiaries which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA), the amount of the projected plan benefits with respect to any such plan does not exceed the fair market value of all assets allocable to such liabilities by more than $50,000,000 and the amount of the projected benefit liabilities with respect to all such plans does not exceed the fair market value of all assets allocable to such liabilities by more than $75,000,000; and (vii) none of the Company or any of its Subsidiaries or any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.
(b)    Each of the Company and its Subsidiaries is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan or other employee benefit plan governed by the laws of a jurisdiction other than the United States of America (“Foreign Pension Plan”) and (ii) with the terms of any such Foreign Pension Plan, except, in each case, for such noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All Contributions required to be made with respect to any Foreign Pension Plan have been or will be timely made. Neither the Company nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The amount of the accumulated plan benefits with respect to any single Foreign Pension Plan does not exceed the fair market value of all plan assets allocable to such liabilities by more than $35,000,000 and the amount of the accumulated plan benefits with respect to all Foreign Pension Plans does not exceed the fair market value of all plan assets allocable to such liabilities by more than $100,000,000.
(c)    Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, there are no pending, or to the Knowledge of the Company, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Company Plan or any person as fiduciary or sponsor of any Company Plan, that would reasonably be expected to result in liability to the Company or its Subsidiaries or any ERISA Affiliate.
(d)    Within the last five years, no Company Plan of the Company, any of its Subsidiaries or any ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 4041(b)(1) of ERISA, that would reasonably be expected to result in liability to the Company, any of its Subsidiaries or any ERISA Affiliate in excess of $35,000,000, nor has any Company Plan of the Company, any of its Subsidiaries or any ERISA Affiliate (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (with the meaning of Section 4001(a)(14) of ERISA)

that has or would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.
Section 4.22    Internal Control Over Financial Reporting. MPM has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. To the Knowledge of the Company, there are no material weaknesses in MPM’s internal control over financial reporting as of the date hereof.
Section 4.23    Disclosure Controls and Procedures. MPM maintains disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) designed to ensure that information required to be disclosed by MPM in the reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that information required to be disclosed by MPM in the reports that it files and submits under the Exchange Act is accumulated and communicated to management of MPM as appropriate to allow timely decisions regarding required disclosure.
Section 4.24    Material Contracts. All Material Contracts are valid, binding and enforceable by and against the Company or its relevant Subsidiary (except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws limiting creditors’ rights generally or by equitable principles relating to enforceability), and no written notice to terminate, in whole or part, any Material Contract has been delivered to the Company or any of its Subsidiaries. Other than as a result of the filing of the Chapter 11 Proceedings, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to any Material Contract, is in material default or breach under the terms thereof. Each Material Contacts to which the Company or any Subsidiary is a party as of the date hereof is filed as an exhibit to, or incorporated by reference as indicated in, the Annual Report on Form 10-K for the year ended December 31, 2013 that MPM filed on April 11, 2014 or another MPM SEC Document filed between April 11, 2014 and the date hereof.
Section 4.25    No Unlawful Payments. Since January 1, 2013, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective directors, officers or employees has in any material respect: (a) used any funds of the Company or any of its Subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense, in each case relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (d) made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.
Section 4.26    Compliance with Money Laundering Laws. The operations of the Company and its Subsidiaries are and, since January 1, 2013 have been at all times, conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, the money laundering statutes of all jurisdictions in which the Company and its Subsidiaries operate (and the rules and regulations promulgated thereunder) and any related or similar Laws (collectively, the “Money Laundering Laws”) and no material Legal Proceeding by or before any Governmental Entity or any arbitrator involving the Company or any of its Subsidiaries with respect to Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.
Section 4.27    Compliance with Sanctions Laws. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective directors, officers, employees or other Persons acting on their behalf with express authority to so act is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department. Neither the Company nor MPM will directly or indirectly use the proceeds of the Rights Offerings, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person that, to the Knowledge of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.
Section 4.28    No Broker’s Fees. Neither the Company nor any of its Subsidiaries is a party to any Contract with any Person (other than this Agreement) that would give rise to a valid claim against the Commitment Parties for a brokerage commission, finder’s fee or like payment in connection with the Rights Offerings or the sale of the Unsubscribed Shares.
Section 4.29    Takeover Statutes. No Takeover Statute is applicable to this Agreement, the Backstop Commitment and the other transactions contemplated by this Agreement. As of the entry of the BCA Approval Order, the board of directors of Reorganized Momentive shall have authorized and approved the issuance of the New Common Stock and the Rights Offerings Shares pursuant to this Agreement, the Plan and the Rights Offerings.
Section 4.30    Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
Section 4.31    Insurance. The Company and its Subsidiaries have insured their properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses. All premiums due and payable in respect of material insurance policies maintained by the Company and its Subsidiaries have been paid. The Company reasonably believes that the insurance maintained by or on behalf of the Company and its Subsidiaries is adequate in all material respects. As of the date hereof, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer with respect to any material insurance policies of the Company and its Subsidiaries of cancellation or termination of such policies, other than such notices which are received in the ordinary course of business or for policies that have expired in accordance with their terms.
Section 4.32    Intermediate HoldCo and Top HoldCo Corporate Power and Authority. Each of Intermediate HoldCo and Top HoldCo, when incorporated by the Debtors, will have the requisite corporate power and authority, subject to entry of the Confirmation Order, to consummate the transactions contemplated in the Plan, to enter into, execute and deliver all agreements to which each will be a party as contemplated by the Plan (the “HoldCo Transaction Agreements”) and to perform their respective obligations under each of the HoldCo Transaction Agreements. Subject to the receipt of the Confirmation Order, the execution and delivery of the HoldCo Transaction Agreements and the consummation of the transactions contemplated thereby will be duly authorized by all requisite corporate action on behalf of each of Intermediate HoldCo and Top HoldCo, and no other corporate proceedings on the part of either Intermediate HoldCo or Top HoldCo will be necessary to authorize any of the HoldCo Transaction Agreements or to consummate the transactions contemplated thereby.
Section 4.33    Authorized and Issued Capital Stock of Top HoldCo.
(a)    Immediately after the Internal Reorganization, (i) the authorized capital stock of Top HoldCo will consist of 70,000,000 shares of Top HoldCo Common Stock, (ii) the outstanding capital stock of Top HoldCo will consist of 50,000,000 issued and outstanding shares of Top HoldCo Common Stock (which shall be the number of Total Outstanding Shares) plus any shares issued after the Effective Date in accordance with the new management incentive plan in accordance with the Term Sheet, (iii) no shares of Top HoldCo Common Stock will be held by Top HoldCo in its treasury, (iv) shares of Top HoldCo Common Stock will be reserved for issuance upon exercise of stock options and other rights to purchase or acquire shares of Top HoldCo Common Stock granted in connection with any employment arrangement entered into in accordance with Section 6.3, and (v) no warrants to purchase shares of Top HoldCo Common Stock will be issued and outstanding.
(b)    Immediately after the Internal Reorganization, all issued and outstanding shares of Top HoldCo Common Stock will have been duly authorized and validly issued and will be fully paid and non-assessable, and will not be subject to any preemptive rights (except as set forth in the Registration Rights Agreement and the Reorganized Momentive Corporate Documents).

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMMITMENT PARTIES
Each Commitment Party represents and warrants as to itself only (unless otherwise set forth herein, as of the date of this Agreement and as of the Closing Date) as set forth below.
Section 5.1    Incorporation. Such Commitment Party is a legal entity duly organized, validly existing and, if applicable, in good standing (or the equivalent thereof) under the Laws of its jurisdiction of incorporation or organization.
Section 5.2    Corporate Power and Authority. Such Commitment Party has the requisite power and authority (corporate or otherwise) to enter into, execute and deliver this Agreement and each other Transaction Agreements to which such Commitment Party is a party and to perform its obligations hereunder and thereunder and has taken all necessary action (corporate or otherwise) required for the due authorization, execution, delivery and performance by it of this Agreement and the other Transaction Agreements.
Section 5.3    Execution and Delivery. This Agreement and each other Transaction Agreement to which such Commitment Party is a party (a) has been, or prior to its execution and delivery will be, duly and validly executed and delivered by such Commitment Party and (b) upon entry of the BCA Consummation Approval Order and assuming due and valid execution and delivery hereof and thereof by the Company and the other Debtors (as applicable), will constitute valid and legally binding obligations of such Commitment Party, enforceable against such Commitment Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws limiting creditors’ rights generally or by equitable principles relating to enforceability.
Section 5.4    No Conflict. Assuming that the consents referred to in clauses (a) and (b) of Section 5.5 are obtained, the execution and delivery by such Commitment Party of this Agreement and each other Transaction Agreement to which such Commitment Party is a party, the compliance by such Commitment Party with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (a) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result in the acceleration of, or the creation of any Lien under, any Contract to which such Commitment Party is a party or by which such Commitment Party is bound or to which any of the properties or assets of such Commitment Party are subject, (b) will not result in any violation of the provisions of the certificate of incorporation or bylaws (or comparable constituent documents) of such Commitment Party and (c) will not result in any material violation of any Law or Order applicable to such Commitment Party or any of its properties, except in each of the cases described in clauses (a) and (c), for any conflict, breach, violation, default, acceleration or Lien which would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact such Commitment Party’s performance of its obligations under this Agreement.
Section 5.5    Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any Governmental Entity having jurisdiction over such Commitment Party or any of its properties is required for the execution and delivery by such Commitment Party of this Agreement and each other Transaction Agreement to which such Commitment Party is a party, the compliance by such Commitment Party with the provisions hereof and thereof and the consummation of the transactions (including the purchase by such Commitment Party of its Backstop Commitment Percentage of the Unsubscribed Shares and its portion of the Rights Offering Shares) contemplated herein and therein, except (a) any consent, approval, authorization, order, registration or qualification which, if not made or obtained, would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact such Commitment Party’s performance of its obligations under this Agreement and each other Transaction Agreement to which such Commitment Party is a party and (b) filings, notifications, authorizations, approvals, consents, clearances or termination or expiration of all applicable waiting periods under any Antitrust Laws in connection with the transactions contemplated by this Agreement.
Section 5.6    No Registration. Such Commitment Party understands that (a) the Unsubscribed Shares, the 4(a)(2) Rights Offering Shares and any shares of New Common Stock issued to such Commitment Party in satisfaction of the Commitment Premium, and any shares of Top HoldCo Common Stock into which such shares are exchanged in the Internal Reorganization, have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of such Commitment Party’s representations as expressed herein or otherwise made pursuant hereto, and (b) the foregoing shares cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available.
Section 5.7    Purchasing Intent. Such Commitment Party is acquiring the Unsubscribed Shares, the 4(a)(2) Rights Offering Shares and any shares of New Common Stock issued to such Commitment Party in satisfaction of the Commitment Premium, and any shares of Top HoldCo Common Stock into which such shares are exchanged in the Internal Reorganization, for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities Laws, and such Commitment Party has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities Laws.

Section 5.8    Sophistication; Investigation. Such Commitment Party has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Unsubscribed Shares, the 4(a)(2) Rights Offering Shares and any shares of New Common Stock issued to such Commitment Party in satisfaction of the Commitment Premium, and any shares of Top HoldCo Common Stock into which such shares are exchanged in the Internal Reorganization. Such Commitment Party is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act and a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act. Such Commitment Party understands and is able to bear any economic risks associated with such investment (including the necessity of holding such shares for an indefinite period of time). Such Commitment Party has conducted and relied on its own independent investigation of, and judgment with respect to, the Company and its Subsidiaries and the advice of its own legal, tax, economic and other advisors. Except for the representations and warranties expressly set forth in this Agreement or any other Transaction Agreement, such Commitment Party disclaims reliance on any representations or warranties, either express or implied, by or on behalf of the Company or any of its Subsidiaries. Such Commitment Party acknowledges and agrees that any financial forecasts or projections relating to the Company or any of its Subsidiaries prepared by or on behalf of the Company of any of its Subsidiaries have been provided to such Commitment Party with the understanding and agreement that neither the Company nor any of its Subsidiaries is making any representation or warranty with respect to such forecasts or projections and that actual future results may vary from such forecasts or projections based upon numerous factors.
Section 5.9    No Broker’s Fees. Such Commitment Party is not a party to any Contract with any Person (other than this Agreement and any Contract giving rise to the Expense Reimbursement hereunder) that would give rise to a valid claim against the Company or any of its Subsidiaries for a brokerage commission, finder’s fee or like payment in connection with the Rights Offerings or the sale of the Unsubscribed Shares.
Section 5.10    Votable Claims.
(a)    As of the Petition Date, such Commitment Party and its Affiliates were, collectively, the beneficial owner of, or the investment advisor or manager for the beneficial owner of, the aggregate principal amount of Votable Claims as set forth opposite such Commitment Party’s name under the column titled “Votable Claims” on Schedule 2 attached hereto.
(b)    As of the date hereof, such Commitment Party or its applicable Affiliates has the full power to vote, dispose of and compromise at least the aggregate principal amount of the Votable Claims set forth opposite such Commitment Party’s name under the column titled “Votable Claims” on Schedule 2 attached hereto.

(c)    Other than the RSA, such Commitment Party has not entered into any Contract to Transfer, in whole or in part, any portion of its right, title or interest in such Votable Claims where such Transfer would prohibit such Commitment Party from complying with the terms of this Agreement or the RSA.
Section 5.11    Arm’s-Length. Such Commitment Party acknowledges and agrees that (a) the Company and its Subsidiaries are acting solely in the capacities of arm’s-length contractual counterparties to such Commitment Party with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offerings) and not as a financial advisor or a fiduciary to, or an agent of, such Commitment Party and (b) neither the Company nor any of its Subsidiaries is advising such Commitment Party as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.
ARTICLE VI
ADDITIONAL COVENANTS
Section 6.1    BCA Consummation Approval Order and Solicitation Order. The Company shall use its reasonable best efforts, consistent with the RSA, to (a) obtain the entry of the BCA Approval Order, RSA Approval Order, Plan Solicitation Order, Confirmation Order and BCA Consummation Approval Order and (b) cause the Plan Solicitation Order, RSA Approval Order, Confirmation Order and BCA Consummation Approval Order to become a Final Order (and request that such Orders be effective immediately upon entry by the Bankruptcy Court pursuant to a waiver of Rules 3020 and 6004(h) of the Bankruptcy Rules, as applicable), in each case, as soon as reasonably practicable following the filing of the motion seeking entry of such Orders (for the avoidance of doubt, entry of the BCA Consummation Approval Order will be sought at the Confirmation Hearing). The Company shall provide to each of the Commitment Parties and its counsel copies of the proposed motion seeking entry of the BCA Approval Order, RSA Approval Order, Plan Solicitation Order, Confirmation Order and BCA Consummation Approval Order and a copy of the proposed Plan Solicitation Order, and a reasonable opportunity to review and comment on such motions and such Order prior to such motions and such Order being filed with the Bankruptcy Court, and such motions and such Order must be in form and substance mutually satisfactory to the Requisite Commitment Parties and the Company. Unless otherwise determined by the Requisite Commitment Parties, counsel to the Commitment Parties will provide the Company and its counsel with copies of the proposed BCA Approval Order, RSA Approval Order and BCA Consummation Approval Order, and such Orders shall be in form and substance mutually satisfactory to the Requisite Commitment Parties and the Company. Any amendments, modifications, changes or supplements to any of the BCA Approval Order, RSA Approval Order, Plan Solicitation Order, BCA Consummation Approval Order and Confirmation Order, and any of the motions seeking entry of such Orders, shall be in form and substance mutually satisfactory to the Requisite Commitment Parties and the Company.
Section 6.2    Confirmation Order; Plan and Disclosure Statement. The Debtors shall use their respective reasonable best efforts to obtain entry of the Confirmation Order. The Company shall provide to each of the Commitment Parties and its counsel a copy of the proposed Plan and the Disclosure Statement and any proposed amendment, modification, supplement or change to the Plan or the Disclosure Statement and a reasonable opportunity to review and comment on such documents and each such amendment, modification, supplement or change to the Plan or the Disclosure Statement must be in form and substance mutually satisfactory to the Requisite Commitment Parties and the Company. The Company shall provide to each of the Commitment Parties and its counsel a copy of the proposed Confirmation Order (together with copies of any briefs, pleadings and motions related thereto) and a reasonable opportunity to review and comment on such Order, briefs, pleadings and motions prior to such Order, briefs, pleadings and motions being filed with the Bankruptcy Court, and such Order, briefs, pleadings and motions must be in form and substance mutually satisfactory to the Requisite Commitment Parties and the Company.
Section 6.3    Conduct of Business. Except as set forth in this Agreement (including with respect to the Internal Reorganization) or with the prior written consent of Requisite Commitment Parties (requests for which, including related information, shall be directed to the counsel and financial advisors to the Ad Hoc Committee and to Apollo), during the period from the date of this Agreement to the earlier of the Closing Date and the date on which this Agreement is terminated in accordance with its terms (the “Pre-Closing Period”), (a) the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course and use its reasonable best efforts to (i) preserve intact its business, (ii) keep available the services of its officers and employees, (iii) preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with the Company or its Subsidiaries in connection with their business and (iv) with respect to MPM, file its financial statements with the SEC within the time periods required under the Exchange Act, and (b) the Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction that is material to their business other than (A) transactions in the ordinary course of business, (B) other transactions after prior notice to the Commitment Parties to implement tax planning which transactions are not reasonably expected to materially adversely affect any Commitment Party, (C) transactions expressly contemplated by the Transaction Agreements, and (D) such other transactions set forth in Section 6.3 of the Company Disclosure Schedules.
For the avoidance of doubt, the following shall be deemed to occur outside of the ordinary course of business of the Company and shall require the prior written consent of the Requisite Commitment Parties unless the same would otherwise be permissible under the preceding clauses (B), (C) or (D): (1) any transaction that is with any Person that, collectively with its Affiliates, including any Affiliated Funds, beneficially owns more than 20% of the equity in any Debtor (other than the Company and its Subsidiaries) and involves aggregate payments or value in excess of $1,750,000, (2) any amendment, modification, termination, waiver, supplement, restatement or other change to the SSA, including any changes to the Allocation Percentage (as defined in the SSA) in the SSA or any assumption of the SSA in connection with the Chapter 11 Proceedings, (3) any amendment, modification, termination, waiver, supplement, restatement or other change to any Material Contract or any assumption of any Material Contract in connection with the Chapter 11 Proceedings (other than any Material Contracts that are otherwise addressed by clause (5) below), (4) entry into, or any amendment, modification, termination (other than for cause), waiver, supplement or other change to, any employment agreement to which the Company or any of its Subsidiaries is a party or any assumption of any such employment agreement in connection with the Chapter 11 Proceedings, other than (x) with respect to employment agreements entered into in the ordinary course of business consistent with past practice that do not contain a change of control or similar provision or (y) entry into, or any amendment, modification, termination, waiver, supplement or other change to, any employment agreements entered into between MSC or any of its Subsidiaries on the one hand and any employee of MSC or any of its Subsidiaries on the other hand who perform services for the Company or any of its Subsidiaries pursuant to the SSA or (5) the adoption or amendment of any management incentive or equity plan by any of the Debtors except for (x) such adoptions or amendments that do not require approval of the Bankruptcy Court and under which the payments shall not exceed $4,000,000 in the aggregate or $150,000 in the aggregate for any individual (provided, that, to the extent any individual amendment or adoption involves payments that equal or exceed $500,000 in the aggregate, the Debtors will provide information concerning such adoption or amendment in advance of, or as promptly as practicable after, their implementation) and (y) the new management incentive plan in accordance with the Term Sheet. Except as otherwise provided in this Agreement, nothing in this Agreement shall give the Commitment Parties, directly or indirectly, any right to control or direct the operations of the Company and its Subsidiaries prior to the Closing Date. Prior to the Closing Date, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of the business of the Company and its Subsidiaries.
Section 6.4    Access to Information; Confidentiality.
(a)    Subject to applicable Law and Section 6.4(b), upon reasonable notice during the Pre-Closing Period, the Company shall (and shall cause its Subsidiaries to) afford the Commitment Parties and their Representatives upon request reasonable access, during normal business hours and without unreasonable disruption or interference with the Company’s and its Subsidiaries’ business or operations, to the Company’s and its Subsidiaries’ employees, properties, books, Contracts and records and, during the Pre-Closing Period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to such parties all reasonable information concerning the Company’s and its Subsidiaries’ business, properties and personnel as may reasonably be requested by any such party, provided that the foregoing shall not require the Company (a) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would cause the Company or any of its Subsidiaries to violate any of their respective obligations with respect to confidentiality to a third party if the Company shall have used its reasonable best efforts to obtain, but failed to obtain, the consent of such third party to such inspection or disclosure, (b) to disclose any legally privileged information of the Company or any of its Subsidiaries or (c) to violate any applicable Laws or Orders. All requests for information and access made in accordance with this Section 6.4 shall be directed to an executive officer of the Company or such Person as may be designated by the Company’s executive officers.
(b)    From and after the date hereof until the date that is one (1) year after the expiration of the Pre-Closing Period, each Commitment Party shall, and shall cause its Representatives to, (i) keep confidential and not provide or disclose to any Person any documents or information received or otherwise obtained by such Commitment Party or its Representatives pursuant to Section 6.4(a), Section 6.5 or in connection with a request for approval pursuant to Section 6.3 (except that provision or disclosure may be made to any Affiliate or Representative of such Commitment Party who needs to know such information for purposes of this Agreement or the other Transaction Agreements and who agrees to observe the terms of this Section 6.4(b)), and (ii) not use such documents or information for any purpose other than in connection with this Agreement or the other Transaction Agreements or the transactions contemplated hereby or thereby. Notwithstanding the foregoing, the immediately preceding sentence shall not apply in respect of documents or information that (i) is now or subsequently becomes generally available to the public through no violation of this Section 6.4(b), (ii) becomes available to a Commitment Party or its Representatives on a non‑confidential basis from a source other than the Company or any of its Subsidiaries or any of their respective Representatives, (iii) becomes available to a Commitment Party or its Representatives through document production or discovery in connection with the Chapter 11 Proceedings or other judicial or administrative process, but subject to any confidentiality restrictions imposed by the Chapter 11 Proceedings or other such process); or (iv) such Commitment Party or any Representative thereof is required to disclose pursuant to judicial or administrative process or pursuant to applicable law or applicable securities exchange rules; provided, that, such Commitment Party or such Representative shall provide the Company with prompt written notice of such legal compulsion and cooperate with the Company to obtain a protective order or similar remedy to cause such information or documents not to be disclosed, including interposing all available objections thereto, at the Company’s sole cost and expense; provided, further, that, in the event that such protective order or other similar remedy is not obtained, the disclosing party shall furnish only that portion of such information or documents that is legally required to be disclosed and shall exercise its reasonable best efforts (at the Company’s sole cost and expense) to obtain assurance that confidential treatment will be accorded such disclosed information or documents.

Section 6.5    Financial Information.
(a)    During the Pre-Closing Period, the Company shall deliver to the counsel and financial advisors to the Ad Hoc Committee and to Apollo, and to each Commitment Party that so requests, all statements and reports the Company is required to deliver to the DIP Term Agent pursuant to Section 5.04 of the DIP Term Loan and to the DIP ABL Agent pursuant to Section 5.04 of the DIP ABL Loan (each as in effect on the date hereof) (the “Financial Reports”).  Neither any waiver by the parties to the DIP Term Loan or DIP ABL Loan of their right to receive the Financial Reports nor any amendment or termination of the DIP Term Loan or DIP ABL Loan shall affect the Company’s obligation to deliver the Financial Reports to the Commitment Parties in accordance with the terms of this Agreement.
(b)    Information required to be delivered pursuant to Section 5.04 of the DIP Term Loan and pursuant to Section 5.04 of the DIP ABL Loan (each as in effect on the date hereof) shall be deemed to have been delivered in accordance with Section 6.5(a) on the date on which the Company provides written notice to the counsel and financial advisors to the Ad Hoc Committee, and to each Commitment Party that so requests, such information that such information is available via the EDGAR system of the SEC on the internet (to the extent such information has been posted or is available as described in such notice).
(c)    Each Commitment Party agrees that all information and reports delivered pursuant to this Section 6.5 shall be subject to the provisions of Section 6.4(b).
Section 6.6    Reasonable Best Efforts.
(a)    Without in any way limiting any other respective obligation of the Company or any Commitment Party in this Agreement, each Party shall use reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Plan, including using reasonable best efforts in:
(i)    timely preparing and filing all documentation reasonably necessary to effect all necessary notices, reports and other filings of such Person and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or Governmental Entity;
(ii)    defending any Legal Proceedings in any way challenging (A) this Agreement, the Plan or any other Transaction Agreement, (B) the BCA Approval Order, RSA Approval Order, Plan Solicitation Order, Confirmation Order or BCA Consummation Approval Order or (C) the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining Order entered by any Governmental Entity vacated or reversed; and
(iii)    working together in good faith to finalize the Reorganized Momentive Corporate Documents, Transaction Agreements and all other documents relating thereto for timely inclusion in the Plan and filing with the Bankruptcy Court.
(b)    Subject to applicable Laws relating to the exchange of information, the Commitment Parties and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on all of the information relating to Commitment Parties or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement or the Plan; provided, however, that the Commitment Parties are not required to provide for review in advance declarations or other evidence submitted in connection with any filing with the Bankruptcy Court. In exercising the foregoing rights, the Parties shall act reasonably and as promptly as practicable.
(c)    Without limitation to Sections 6.1 and 6.2, to the extent exigencies permit, the Company shall provide or cause to be provided a draft of all motions, applications, pleadings, schedules, Orders, reports or other material papers (including all material memoranda, exhibits, supporting affidavits and evidence and other supporting documentation) in the Chapter 11 Proceedings relating to or affecting the Transaction Agreements in advance of filing the same with the Bankruptcy Court. All such motions, applications, pleadings, schedules, Orders, reports and other material papers shall be in form and substance mutually satisfactory to the Requisite Commitment Parties and the Company.
(d)    Nothing contained in this Section 6.6 shall limit the ability of any Commitment Party to consult with the Debtors, to appear and be heard, or to file objections, concerning any matter arising in the Chapter 11 Proceedings to the extent not inconsistent with the RSA.
Section 6.7    Transfers and Acquisitions of Votable Claims.
(a)    Each Commitment Party shall deliver written notice of all Transfers and acquisitions, whether direct or indirect, of Votable Claims, whether through a derivative instrument or otherwise, made by it and the aggregate principal amount of Votable Claims held by it immediately following such Transfer or acquisition to the Company, Milbank, Tweed, Hadley & McCloy LLP, Houlihan Lokey Capital, Inc., Akin Gump Strauss Hauer & Feld LLP and Lazard Frères & Co LLC, in each case, within two (2) Business Days of the date of such Transfer or acquisition.

(b)    If any Commitment Party (together with all of its Affiliates, collectively, the “Transferring Commitment Party”) Transfers any Votable Claims in accordance with the terms and conditions hereof (other than to a Related Purchaser of such Transferring Commitment Party), each other Commitment Party that is a member of the Ad Hoc Committee (the “Non-Transferring Commitment Party”) may elect in its sole discretion, within five (5) Business Days of receipt of written notice of such Transfer pursuant to Section 6.7(a), to assume its Assumable Share of the Assumable Amount of the Transferring Commitment Party’s Backstop Commitment. To the extent that not all Non-Transferring Commitment Parties have elected to assume their Assumable Share of the Assumable Amount, each Commitment Party that elected to assume its Assumable Share of the Assumable Amount may elect to assume the remaining portion of the Assumable Amount on a pro rata basis (determined by comparing the Backstop Commitment of such Commitment Party that elected to assume its Assumable Share at the time of such election against the aggregate Backstop Commitment of all Commitment Parties so electing to assume such remaining portion). Any Backstop Commitment assumed by a Non-Transferring Commitment Party in accordance with this Section 6.7(b) shall be included, among other things, in the determination of (x) the Backstop Commitment Percentage of such Commitment Party for purposes of Section 3.1 and (y) the Backstop Commitment of such party for purposes of the definition of Requisite Commitment Parties. If any Commitment Party that is a Transferring Commitment Party no longer has any Backstop Commitment following a Transfer effected pursuant to this Section 6.7, it shall automatically cease to be a Party and will no longer have any rights as a Commitment Party (and, for the avoidance of doubt, shall not be entitled to receive any portion of the Commitment Premium).
(c)    Each Commitment Party agrees that any Transfer of any Votable Claims or any other Claims or equity interests in the Debtors that does not comply with the terms and procedures set forth in this Section 6.7 shall be deemed void ab initio. To the extent any Commitment Party (i) beneficially acquires additional Votable Claims, (ii) beneficially holds or acquires any other Claims or (iii) beneficially holds or acquires any equity interests in the Debtors, each such Commitment Party agrees that such Claims shall be subject to this Section 6.7.
Section 6.8    Emergence Credit Facilities. The Debtors agree to work in good faith to obtain exit financing in amounts and upon terms and conditions that, taken as a whole, are more favorable to Reorganized Momentive and its Subsidiaries than the exit facility currently proposed by J.P. Morgan Securities LLC, JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., Credit Suisse AG, Credit Suisse Securities (USA) LLC pursuant to that certain Commitment Letter dated April 3, 2014 (the “Currently Proposed Terms”) and that is otherwise in form and substance mutually satisfactory to the Requisite Commitment Parties and the Company (the “Emergence Credit Facilities”), it being understood that if the Debtors are unable to obtain exit financing in amounts and upon terms and conditions that, taken as a whole, are more favorable to Reorganized Momentive and its Subsidiaries than the Currently Proposed Terms, then the Debtors shall obtain exit financing on the Currently Proposed Terms. Each of the Commitment Parties shall have the right to receive, upon reasonable request, an update by the Company on, and a summary of, any material meetings, discussions or negotiations relating to the Emergence Credit Facilities.
Section 6.9    New Board of Directors. On the Closing Date, the composition of the board of directors of Reorganized Momentive shall be as described in the Term Sheet.
Section 6.10    Registration Rights Agreement; Reorganized Momentive Corporate Documents; SSA Amendment; Rights Offering Procedures.
(a)    The Plan will provide that from and after the Closing Date each holder of Top HoldCo Common Stock receiving “control” or “restricted” securities shall be entitled to registration rights pursuant to a registration rights agreement, which agreement shall be in form and substance consistent with the terms set forth in the Term Sheet and mutually satisfactory to the Requisite Commitment Parties and the Company (the “Registration Rights Agreement”). A form of the Registration Rights Agreement shall be filed with the Bankruptcy Court as part of the Plan or an amendment thereto.
(b)    The Plan will provide that on the Effective Date (i) the Reorganized Momentive Corporate Documents will be approved, adopted and effective and (ii) the amendment to the SSA to be executed and delivered to the Commitment Parties during the Pre-Closing Period, in form and substance consistent with the terms set forth in the Term Sheet and mutually satisfactory to the Requisite Commitment Parties and the Company, shall be assumed pursuant to the Plan and in connection with the Chapter 11 Proceedings and become effective in accordance with its terms (the “SSA Amendment”). Notwithstanding anything to the contrary set forth in Section 6.3, the SSA shall be assumed pursuant to the Plan, with such assumption being (x) contingent upon the execution and assumption of the SSA Amendment and (y) deemed effective upon and contingent on the occurrence of the Effective Date. Forms of the Reorganized Momentive Corporate Documents and the SSA Amendment shall be filed with the Bankruptcy Court as part of the Plan or an amendment thereto.
(c)    The Parties will use their reasonable best efforts to finalize the form of Rights Offering Procedures and file them with the Bankruptcy Court on or prior to May 26, 2014.
Section 6.11    Form D and Blue Sky. Following the Closing, the Company shall timely file a Form D with the SEC with respect to the Unsubscribed Shares issued hereunder to the extent required under Regulation D of the Securities Act and shall provide, upon request, a copy thereof to each Commitment Party. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Unsubscribed Shares issued hereunder and any shares of Top HoldCo Common Stock into which such shares are exchanged in the Internal Reorganization for, sale to the

Commitment Parties at the Closing Date pursuant to this Agreement under applicable securities and “Blue Sky” Laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdictions, and shall provide evidence of any such action so taken to the Commitment Parties on or prior to the Closing Date. The Company shall timely make all filings and reports relating to the offer and sale of the Unsubscribed Shares issued hereunder required under applicable securities and “Blue Sky” Laws of the states of the United States following the Closing Date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.11.
Section 6.12    No Integration; No General Solicitation. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D promulgated under the Securities Act) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the 4(a)(2) Rights Offering Shares, the Rights Offerings and this Agreement in a manner that would require registration of the New Common Stock, Intermediate HoldCo Common Stock or Top HoldCo Common Stock to be issued by the Company on the Effective Date under the Securities Act. None of the Company or any of its affiliates or any other Person acting on its or their behalf will solicit offers for, or offer or sell, any 4(a)(2) Rights Offering Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.
Section 6.13    DTC Eligibility. The Company shall use reasonable best efforts to promptly make, when applicable from time to time after the Closing, all Unlegended Shares eligible for deposit with The Depository Trust Company. “Unlegended Shares” means any shares of Top HoldCo Common Stock acquired by the Commitment Parties and their respective Affiliates (including any Related Purchaser or Ultimate Purchaser in respect thereof) pursuant to this Agreement and the Plan, including all shares of Top HoldCo Common Stock received in exchange for Unsubscribed Shares pursuant to the Internal Reorganization and all shares issued to the Commitment Parties and their respective Affiliates in connection with the Rights Offerings, that do not require, or are no longer subject to, the Legend.
Section 6.14    Use of Proceeds. The Debtors will apply the proceeds from the exercise of the Subscription Rights and the sale of the Unsubscribed Shares for the purposes identified in the Disclosure Statement and the Plan.
Section 6.15    Share Legend. Each certificate evidencing all shares of Top HoldCo Common Stock received in exchange for Unsubscribed Shares pursuant to the Internal Reorganization that are issued hereunder and any certificate evidencing shares of Top HoldCo Common Stock that may be issued in satisfaction of the Commitment Premium as provided herein, and each certificate issued in exchange for or upon the Transfer of any such shares, shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.”
In the event that any such shares are uncertificated, such shares shall be subject to a restrictive notation substantially similar to the Legend in the stock ledger or other appropriate records maintained by Reorganized Momentive or agent and the term “Legend” shall include such restrictive notation. Reorganized Momentive shall remove the Legend (or restrictive notation, as applicable) set forth above from the certificates evidencing any such shares (or the stock ledger or other appropriate Reorganized Momentive records, in the case of uncertified shares) at any time after the restrictions described in such Legend cease to be applicable, including, as applicable, when such shares may be sold under Rule 144. Reorganized Momentive may reasonably request such opinions, certificates or other evidence that such restrictions no longer apply as a condition to removing the Legend.
Section 6.16    Withdrawal of Commitment Party. In the event there is an amendment to or waiver of this Agreement directly or indirectly modifying any Selected Economic Term or any waiver or extension of the Outside Date pursuant to Section 9.2(f), then any Commitment Party that did not consent to such amendment (a “Non-Consenting Commitment Party”) may elect, within seven (7) days of such change, to withdraw as a Commitment Party by delivering written notice to the Company of such election. Upon such election, (i) the Commitment Parties that are members of the Ad Hoc Committee (other than the Non-Consenting Commitment Party) shall automatically assume the Backstop Commitment of the Non-Consenting Commitment Party on a pro rata basis according to such Commitment Parties’ Backstop Commitment Percentages (relative to the aggregate Backstop Commitment provided by the Commitment Parties that are members of the Ad Hoc Committee (other than the Non-Consenting Commitment Party)) at the time of the election by the Non‑Consenting Commitment Party to withdraw and (ii) the Non-Consenting Commitment Party shall automatically cease to be a party to this Agreement or the RSA and will no longer have any rights as a Commitment Party (and, for the avoidance of doubt, the Non-Consenting Commitment Party shall not be entitled to receive any portion of the Commitment Premium). Any Backstop Commitment assumed by a Commitment Party in accordance with this Section 6.16 shall be included, among other things, in the determination of (x) the Backstop Commitment Percentage of such Commitment Party for purposes of Section 3.1 and (y) the Backstop Commitment of such party for purposes of the definition of Requisite Commitment Parties.

Section 6.17    Antitrust Approval.
(a)    Each Party agrees to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to consummate and make effective the transactions contemplated by this Agreement, the Plan and the other Transaction Agreements, including (i) if applicable, filing, or causing to be filed, the Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement with the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission and any filings (or, if required by any Antitrust Authority, any drafts thereof) under any other Antitrust Laws that are necessary to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable and no later than fifteen (15) Business Days following the date hereof and (ii) promptly furnishing documents or information reasonably requested by any Antitrust Authority.
(b)    The Company and each Commitment Party subject to an obligation pursuant to the Antitrust Laws to notify any transaction contemplated by this Agreement, the Plan or the other Transaction Agreements that has notified the Company in writing of such obligation (each such Commitment Party, a “Filing Party”) agree to reasonably cooperate with each other as to the appropriate time of filing such notification and its content. The Company and each Filing Party shall, to the extent permitted by applicable Law: (i) promptly notify each other of, and if in writing, furnish each other with copies of (or, in the case of material oral communications, advise each other orally of) any communications from or with an Antitrust Authority; (ii) not participate in any meeting with an Antitrust Authority unless it consults with each other Filing Party and the Company, as applicable, in advance and, to the extent permitted by the Antitrust Authority and applicable Law, give each other Filing Party and the Company, as applicable, a reasonable opportunity to attend and participate thereat; (iii) furnish each other Filing Party and the Company, as applicable, with copies of all correspondence and communications between such Filing Party or the Company and the Antitrust Authority; (iv) furnish each other Filing Party with such necessary information and reasonable assistance as may be reasonably necessary in connection with the preparation of necessary filings or submission of information to the Antitrust Authority; and (v) not withdraw its filing, if any, under the HSR Act without the prior written consent of the Requisite Commitment Parties and the Company.
(c)    Should a Filing Party be subject to an obligation under the Antitrust Laws to jointly notify with one or more other Filing Parties (each, a “Joint Filing Party”) any transaction contemplated by this Agreement, the Plan or the other Transaction Agreements, such Joint Filing Party shall promptly notify each other Joint Filing Party of, and if in writing, furnish each other Joint Filing Party with copies of (or, in the case of material oral communications, advise each other Joint Filing Party orally of) any communications from or with an Antitrust Authority.

(d)    The Company and each Filing Party shall use their reasonable best efforts to obtain all authorizations, approvals, consents, or clearances under any applicable Antitrust Laws or to cause the termination or expiration of all applicable waiting periods under any Antitrust Laws in connection with the transactions contemplated by this Agreement at the earliest possible date after the date of filing. The communications contemplated by this Section 6.17 may be made by the Company or a Filing Party on an outside counsel-only basis or subject to other agreed upon confidentiality safeguards. The obligations in this Section 6.17 shall not apply to filings, correspondence, communications or meetings with Antitrust Authorities unrelated to the transactions contemplated by this Agreement, the Plan or the other Transaction Agreements.
Section 6.18    Alternative Transactions.
(a)    From the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Closing Date, (i) the Company and its Subsidiaries shall, and shall instruct and direct their respective Representatives to, immediately cease and terminate any ongoing solicitation, discussions and negotiations with any Person (including any Commitment Party) with respect to any Alternative Transaction, and (ii) the Company and its Subsidiaries shall not, and the Company and its Subsidiaries shall instruct and direct their respective Representatives not to, initiate or solicit any inquiries or the making of any proposal or offer relating to an Alternative Transaction, engage or participate in any discussions or negotiations, or provide any non-public information to any Person (including any Commitment Party), with respect to an Alternative Transaction. Notwithstanding the foregoing sentence, if following the date of this Agreement (A) the Company or any of its Subsidiaries receives a bona fide, written unsolicited proposal or offer for an Alternative Transaction (an “Alternative Transaction Proposal”) from any Person (including any Commitment Party) that did not result from a breach of this Section 6.18 and (B) the board of directors of the Company (the “Company Board”) has determined in good faith, after consultation with its outside counsel and independent financial advisor, that such Alternative Transaction Proposal constitutes, or could reasonably be expected to result in, a Superior Transaction, the Company and its Subsidiaries may, in response to such Alternative Transaction Proposal: (x) furnish non-public information in response to a request therefor by such Person if such Person has executed and delivered to the Company a confidentiality agreement on customary terms if the Company also promptly (and in any event within twenty-four (24) hours after the time such information is provided to such Person) makes such information available to the Commitment Parties, to the extent not previously provided to the Commitment Parties; and (y) engage or participate, or instruct and direct their respective Representatives to engage or participate, in discussions and negotiations with such Person regarding such Alternative Transaction Proposal. Notwithstanding the foregoing, nothing in this Section 6.18(a) shall prohibit, limit or otherwise restrict the Company and its Subsidiaries and their respective Representatives from engaging or participating in discussions with, or providing any information to, any official committee appointed in the Chapter 11 Proceedings, so long as the Company and its Subsidiaries do not, and instruct and direct their respective Representatives not to, initiate or solicit any inquiries or make any proposal or offer relating to an Alternative Transaction.
(b)    The Company shall notify the Commitment Parties promptly (and, in any event, within twenty-four (24) hours) if any Alternative Transaction Proposal (as well as, for purposes of this paragraph, any other proposal with respect to an Alternative Transaction made by or on behalf of any official committee appointed in the Chapter 11 Proceedings) is received by and in connection therewith any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or its Subsidiaries or their respective Representatives, which notice shall indicate the identity of the parties and the material terms and conditions of such Alternative Transaction Proposal (including, if applicable, copies of any written inquiries, requests, proposals or offers, including any proposed agreements) and, thereafter, the Company shall keep the Commitment Parties reasonably informed of the status and material terms of such Alternative Transaction Proposal (including any material amendments thereto) and the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified. None of the Company or any of its Subsidiaries shall, after the date of this Agreement, enter into any confidentiality or similar agreement that would prohibit it from providing such information to the Commitment Parties.
(c)    Subject to the Company’s compliance with this Section 6.18, prior to the earlier of the occurrence of the Closing Date and the termination of this Agreement in accordance with its terms, the Company Board may approve an Alternative Transaction Proposal (including an Alternative Transaction made by or on behalf of any official committee appointed in the Chapter 11 Proceedings) not solicited in violation of this Section 6.18 that the Company Board has determined in good faith, after consultation with its outside legal counsel and its independent financial advisor, constitutes a Superior Transaction, if and only if, (i) prior to taking such action the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary or other duties under applicable Law and (ii) the Company Board notifies the Commitment Parties in writing at least forty-eight (48) hours in advance that it intends to take such action or that the Company intends to terminate this Agreement pursuant to Section 9.3(e), which notice shall specify the identity of the Person making such Alternative Transaction Proposal and all of the material terms and conditions of such Alternative Transaction Proposal and attach the most current version of any proposed transaction agreement (and any related agreements) providing for such Alternative Transaction Proposal); provided, that such forty-eight (48) hours’ notice shall be given again in the event of any revision to the financial terms or any other material terms of such Alternative Transaction Proposal.
(d)    With respect to any Alternative Transaction that is premised, whether directly or indirectly, on one or more asset sales under Section 363 of the Bankruptcy Code or pursuant to a chapter 11 plan, each Commitment Party and/or the respective agents under the Second Lien

Indenture (including the Collateral Agent under and as defined in the Second Lien Indenture) shall (in the manner provided for in the Second Lien Documents and the Second Lien Notes) have the right to “credit bid” (whether pursuant to Section 363(k) of the Bankruptcy Code or otherwise) all (or such lesser portion as they may determine under the Second Lien Documents and the Second Lien Notes) of the Obligations under and as defined in the Second Lien Indenture (including all principal, premium, interest (at the default rate to the extent applicable under the Second Lien Documents and Second Lien Notes and irrespective of whether permissible under the Bankruptcy Code), penalties, fees, charges, expenses, indemnifications, reimbursements, damages, and all other amounts and liabilities payable under the Second Lien Documents and the Second Lien Notes), the principal amount of which shall be no less than $1,345,000,000 as of the Petition Date, notwithstanding any provision of the Bankruptcy Code or any applicable Law (including Section 363(k) of the Bankruptcy Code) to the contrary, subject only to any applicable term or condition of the Second Lien Intercreditor Agreement, to the extent that such term or condition is found to be enforceable. The BCA Approval Order shall provide for the foregoing.
Section 6.19    Other Entities; Corporate Form; Internal Reorganization.
(a)    The Company shall cause each of its Subsidiaries to comply with all terms of this Agreement applicable to such Subsidiaries.
(b)    If the Requisite Commitment Parties, with the approval of the Bankruptcy Court and the lenders under the Emergence Credit Facility, determine that Reorganized Momentive shall be a Person other than Top HoldCo, then the Company shall promptly cause Reorganized Momentive to enter into and become a party to this Agreement and become fully bound by the agreements and obligations of the Company hereunder and make the representations and warranties made by the Company hereunder, this Agreement shall be amended as necessary to reflect such determination, and the Company shall use its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable in order to cause Reorganized Momentive to be such Person determined by the Requisite Commitment Parties.
(c)    On the Effective Date, Reorganized Momentive shall be a Delaware corporation unless the Requisite Commitment Parties, with the approval of the Bankruptcy Court and the lenders under the Emergence Credit Facility, determine that Reorganized Momentive shall be formed in another jurisdiction or with another corporate form (such as a limited liability company), in which case this Agreement shall be amended as necessary to reflect such determination and the Company shall use its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable in order to cause Reorganized Momentive to be formed in such jurisdiction, and with such corporate form, as determined by the Requisite Commitment Parties.

(d)    Pursuant to the Plan, prior to or concurrently with the Closing, the Debtors shall organize Intermediate HoldCo and Top HoldCo as new corporations existing under the Laws of Delaware and immediately after the Closing, the Debtors shall cause the Internal Reorganization to be effected.
Section 6.20    Bar Date Order. The Debtors shall (a) as soon as reasonably practicable following the date hereof, file a motion seeking an order of the Bankruptcy Court setting a bar date with respect to the filing of all Claims that arose prior to the Petition Date and (b) use their reasonable best efforts to make such bar date as early as reasonably practicable.
ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES
Section 7.1    Conditions to the Obligations of the Commitment Parties. The obligations of each Commitment Party to consummate the transactions contemplated hereby shall be subject to (unless waived in accordance with Section 7.2) the satisfaction of the following conditions prior to or at the Closing:
(a)    BCA Approval Order; RSA Approval Order. The Bankruptcy Court shall have entered the BCA Approval Order and the RSA Approval Order, and such orders shall be Final Orders.
(b)    Plan Solicitation Order. The Bankruptcy Court shall have entered the Plan Solicitation Order, and such order shall be in full force and effect.
(c)    BCA Consummation Approval Order. The Bankruptcy Court shall have entered the BCA Consummation Approval Order (which may be the Confirmation Order), and such order shall be a Final Order.
(d)    Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order, and such order shall be a Final Order.
(e)    Plan. The Company and all of the other Debtors shall have complied, in all material respects, with the terms of the Plan that are to be performed by the Company and the other Debtors on or prior to the Effective Date and the conditions to the occurrence of the Effective Date set forth in the Plan shall have been satisfied or, with the prior consent of the Requisite Commitment Parties, waived in accordance with the terms thereof.

(f)    Rights Offerings. The Rights Offerings shall have been conducted, in all material respects, in accordance with the BCA Approval Order and this Agreement, and the Rights Offerings Expiration Time shall have occurred.
(g)    Effective Date. The Effective Date shall have occurred in accordance with the terms and conditions in the Plan and in the Confirmation Order.
(h)    Senior Management. A Chief Executive Officer, Chief Financial Officer and General Counsel shall be employed by Reorganized Momentive, either on an interim or permanent basis, each of whom will be an employee solely of Reorganized Momentive and will not be affiliated with or employed by MSC or any competitor of Reorganized Momentive and the selection of whom shall be consistent with the terms set forth in the Term Sheet and otherwise be in form and substance mutually satisfactory to the Requisite Commitment Parties and the Company. The Certificate of Incorporation shall provide that Reorganized Momentive shall not be party to any merger or other business combination transaction (whether effected by way of merger, sale of a majority of the equity, or the sale of all or substantially all of the assets of Reorganized Momentive or its Subsidiaries) (a “Sale Transaction”) until a permanent Chief Executive Officer has been appointed who has reviewed the proposed terms and conditions of such proposed Sale Transaction.
(i)    Registration Rights Agreement; Reorganized Momentive Corporate Documents; SSA Amendment.
(i)    The Registration Rights Agreement shall have been executed and delivered by Reorganized Momentive, shall otherwise have become effective with respect to the Commitment Parties and the other parties thereto, and shall be in full force and effect.
(ii)    The Reorganized Momentive Corporate Documents shall duly have been approved and adopted and shall be in full force and effect.
(iii)    The SSA Amendment shall have been executed by all parties thereto and shall be in full force and effect.
(j)    Expense Reimbursement. The Debtors shall have paid all Expense Reimbursement accrued through the Closing Date pursuant to Section 3.3.
(k)    Consents. All governmental and third-party notifications, filings, consents, waivers and approvals set forth on Schedule 3 and required for the consummation of the transactions contemplated by this Agreement and the Plan shall have been made or received.
(l)    Antitrust Approvals. All waiting periods imposed by any Governmental Entity or Antitrust Authority in connection with the transactions contemplated by this Agreement shall have terminated or expired and all authorizations, approvals, consents or clearances under any Antitrust Laws in connection with the transactions contemplated by this Agreement shall have been obtained.
(m)    No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the transactions contemplated by this Agreement.
(n)    Representations and Warranties.
(i)    The representations and warranties of the Debtors contained in Sections 4.9(b), 4.11 and 4.29 shall be true and correct in all respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).
(ii)    The representations and warranties of the Debtors contained in Sections 4.2, 4.3, 4.4, 4.5 and 4.6(b) shall be true and correct in all material respects on and as of the Closing Date after giving effect to the Plan with the same effect as if made on and as of the Closing Date after giving effect to the Plan (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date).
(iii)    The other representations and warranties of the Debtors contained in this Agreement shall be true and correct (disregarding all materiality or Material Adverse Effect qualifiers) on and as of the Closing Date after giving effect to the Plan with the same effect as if made on and as of the Closing Date after giving effect to the Plan (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct does not constitute, individually or in the aggregate, a Material Adverse Effect.
(o)    Covenants. The Debtors shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Closing Date.
(p)    Material Adverse Effect. Since December 31, 2013, there shall not have occurred, and there shall not exist, any event, development, occurrence or change that constitutes, individually or in the aggregate, a Material Adverse Effect.

(q)    Officer’s Certificate. The Commitment Parties shall have received on and as of the Closing Date a certificate of the chief executive officer or chief financial officer of the Company confirming that the conditions set forth in Sections 7.1(n), (o), and (p) have been satisfied.
(r)    Minimum Liquidity. The amount, determined on a pro forma basis after giving effect to the occurrence of the Effective Date and the transactions contemplated by the Transaction Agreements, of (i) the Emergence Financing Availability, plus (ii) Cash of Reorganized Momentive shall be no less than (x) $240,000,000 less (y) the aggregate amount of fees and expenses to be reimbursed with respect to an executive search consultant pursuant to Section 3.3(a)(E).
(s)    Put Option. The Put Option shall have been exercised in accordance with Section 2.2.
(t)    1.5 Lien Note Claims. The allowed amount of the 1.5 Lien Note Claims (including with respect to any applicable make-whole claim, prepayment penalty, or Applicable Premium) shall have been determined by Final Order and any settlement with respect to the allowed amount or treatment of the 1.5 Lien Note Claims pursuant to the Plan (including, in either case, with respect to any applicable make-whole claim, prepayment penalty, or Applicable Premium) shall be satisfactory in form, substance and amount to the Requisite Commitment Parties.
(u)    First Lien Note Claims. The allowed amount of the First Lien Note Claims (including with respect to any applicable make-whole claim, prepayment penalty, or Applicable Premium) shall have been determined by Final Order and any settlement with respect to the allowed amount or treatment of the First Lien Note Claims pursuant to the Plan (including, in either case, with respect to any applicable make-whole claim, prepayment penalty, or Applicable Premium) shall be satisfactory in form, substance and amount to the Requisite Commitment Parties.
Section 7.2    Waiver of Conditions to Obligations of Commitment Parties. All or any of the conditions set forth in Section 7.1 may only be waived in whole or in part with respect to all Commitment Parties by a written instrument executed by the Requisite Commitment Parties in their sole discretion and if so waived, all Commitment Parties shall be bound by such waiver.
Section 7.3    Conditions to the Obligations of the Debtors. The obligations of the Debtors to consummate the transactions contemplated hereby with any Commitment Party is subject to (unless waived by the Company) the satisfaction of each of the following conditions:
(a)    BCA Approval Order; RSA Approval Order. The Bankruptcy Court shall have entered the BCA Approval Order and the RSA Approval Order, and such orders shall be Final Orders.

(b)    Plan Solicitation Order. The Bankruptcy Court shall have entered the Plan Solicitation Order, and such order shall be in full force and effect.
(c)    BCA Consummation Approval Order. The Bankruptcy Court shall have entered the BCA Consummation Approval Order (which may be the Confirmation Order), and such order shall be a Final Order.
(d)    Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order, and such order shall be a Final Order.
(e)    Effective Date. The Effective Date shall have occurred in accordance with the terms and conditions in the Plan and in the Confirmation Order.
(f)    Rights Offerings. The Rights Offerings Expiration Time shall have occurred.
(g)    Antitrust Approvals. All waiting periods imposed by any Governmental Entity or Antitrust Authority in connection with the transactions contemplated by this Agreement shall have terminated or expired and all authorizations, approvals, consents or clearances under any Antitrust Laws in connection with the transactions contemplated by this Agreement shall have been obtained.
(h)    No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the transactions contemplated by this Agreement.
(i)    Representations and Warranties.
(i)    The representations and warranties of such Commitment Party contained in this Agreement that are qualified by “materiality” or “material adverse effect” or words or similar import shall be true and correct in all respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct in all respects only as of the specified date).
(ii)    The representations and warranties of such Commitment Party contained in this Agreement that are not qualified by “materiality” or “material adverse effect” or words or similar import shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date).

(j)    Covenants. Such Commitment Party shall have performed and complied, in all material respects, with all of its covenants and agreements contained in this Agreement and in any other document delivered pursuant to this Agreement.
(k)    Officer’s Certificate. The Company shall have received on and as of the Closing Date a certificate of an executive officer (or equivalent) of such Commitment Party confirming that the conditions set forth in Sections 7.3(i) and (j) have been satisfied.
(l)    Put Option. The Put Option shall have been exercised in accordance with Section 2.2.
ARTICLE VIII
INDEMNIFICATION AND CONTRIBUTION
Section 8.1    Indemnification Obligations. Following the entry of the BCA Approval Order, the Company and the other Debtors (the “Indemnifying Parties” and each, an “Indemnifying Party”) shall, jointly and severally, indemnify and hold harmless each Commitment Party and its Affiliates, equity holders, members, partners, general partners, managers and its and their respective Representatives and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and costs and expenses (other than Taxes of the Commitment Parties except to the extent otherwise provided for in this Agreement) (collectively, “Losses”) that any such Indemnified Person may incur or to which any such Indemnified Person may become subject arising out of or in connection with this Agreement, the Plan and the transactions contemplated hereby and thereby, including the Backstop Commitments, the Rights Offerings, the payment of the Commitment Premium or the use of the proceeds of the Rights Offerings, or any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such proceedings are brought by the Company, the other Debtors, their respective equity holders, Affiliates, creditors or any other Person, and reimburse each Indemnified Person upon demand for reasonable documented (with such documentation subject to redaction to preserve attorney client and work product privileges) legal or other third-party expenses incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the transactions contemplated by this Agreement or the Plan are consummated or whether or not this Agreement is terminated; provided, that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses (a) as to a Defaulting Commitment Party, its Related Parties or any Indemnified Party related thereto, caused by a Commitment Party Default by such Commitment Party, or (b) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the bad faith, willful misconduct or gross negligence of such Indemnified Person.
Section 8.2    Indemnification Procedure. Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, challenge, litigation, investigation or proceeding (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided, that (a) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (b) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to such Indemnified Person otherwise than on account of this Article VIII. In case any such Indemnified Claims are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, at its election by providing written notice to such Indemnified Person, the Indemnifying Party will be entitled to assume the defense thereof, with counsel reasonably acceptable to such Indemnified Person; provided, that if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the Indemnifying Party and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof or participation therein (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims (in addition to one local counsel in each jurisdiction in which local counsel is required)), (ii) the Indemnifying Party shall not have employed counsel reasonably acceptable to such Indemnified Person to represent such Indemnified Person within a reasonable time after the Indemnifying Party has received notice of commencement of the Indemnified Claims from, or delivered on behalf of, the Indemnified Person, (iii) after the Indemnifying Party assumes the defense of the Indemnified Claims, the Indemnified Person determines in good faith that the Indemnifying Party has failed or is failing to defend such claim and provides written notice of such determination and the basis for such determination, and such failure is not reasonably cured within ten (10) Business Days of receipt of such notice, or (iv) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person. Notwithstanding anything herein to the contrary, the Company and its Subsidiaries shall have sole control over any Tax controversy or Tax audit and shall be permitted to settle any liability for Taxes of the Company and its Subsidiaries.
Section 8.3    Settlement of Indemnified Claims. In connection with any Indemnified Claim for which an Indemnified Person is assuming the defense in accordance with this Article VIII, the Indemnifying Party shall not be liable for any settlement of any Indemnified Claims effected by such Indemnified Person without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement of any Indemnified Claims is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment to the extent such Losses are otherwise subject to indemnification by the Indemnifying Party hereunder in accordance with, and subject to the limitations of, this Article VIII. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall be granted or withheld, conditioned or delayed in the Indemnified Person’s sole discretion), effect any settlement of any pending or threatened Indemnified Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Indemnified Claims and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
Section 8.4    Contribution. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Losses that are subject to indemnification pursuant to Section 8.1, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Party, on the one hand, and all Indemnified Persons, on the other hand, shall be deemed to be in the same proportion as (a) the total value received or proposed to be received by the Company pursuant to the issuance and sale of the Unsubscribed Shares in the Rights Offerings contemplated by this Agreement and the Plan bears to (b) the Commitment Premium paid or proposed to be paid to the Commitment Parties. The Indemnifying Parties also agree that no Indemnified Person shall have any liability based on their comparative or contributory negligence or otherwise to the

Indemnifying Parties, any Person asserting claims on behalf of or in right of any of the Indemnifying Parties, or any other Person in connection with an Indemnified Claim.
Section 8.5    Treatment of Indemnification Payments. All amounts paid by an Indemnifying Party to an Indemnified Person under this Article VIII shall, to the extent permitted by applicable Law, be treated as adjustments to the Purchase Price for all Tax purposes. The provisions of this Article VIII are an integral part of the transactions contemplated by this Agreement and without these provisions the Commitment Parties would not have entered into this Agreement, and the obligations of the Company under this Article VIII shall constitute allowed administrative expenses of the Debtors’ estate under Sections 503(b) and 507 of the Bankruptcy Code and are payable without further Order of the Bankruptcy Court, and the Company may comply with the requirements of this Article VIII without further Order of the Bankruptcy Court.
Section 8.6    No Survival. All representations, warranties, covenants and agreements made in this Agreement shall not survive the Closing Date except for covenants and agreements that by their terms are to be satisfied after the Closing Date, which covenants and agreements shall survive until satisfied in accordance with their terms.
ARTICLE IX
TERMINATION
Section 9.1    Consensual Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by mutual written consent of the Company and the Requisite Commitment Parties.
Section 9.2    Automatic Termination. Except as otherwise provided in this Section 9.2, this Agreement shall terminate automatically without further action or notice by any Party if any of the following occurs; provided, that, except for Sections 9.2(d), 9.2(f) and 9.2(j), the waiver of which, or extension of any applicable dates in respect of which, is governed by their terms, the Requisite Commitment Parties may waive such termination or extend any applicable dates in accordance with Section 10.7:
(a)    the Bankruptcy Court has not entered the BCA Approval Order or the RSA Approval Order on or prior to the date that is sixty (60) days after the Petition Date; provided that such deadline shall be automatically extended to the date that is sixty-seven (67) days after the Petition Date in connection with scheduling a hearing with the Bankruptcy Court;

(b)    the Bankruptcy Court has not entered a Final Order, in form and substance mutually satisfactory to the Requisite Commitment Parties and the Company, authorizing the Debtors to enter into the DIP Loans and use cash collateral, on or prior to the date that is sixty (60) days after the Petition Date;
(c)    the Bankruptcy Court has not entered the Plan Solicitation Order on or prior to the date that is seventy-five (75) days after the Petition Date;
(d)    the SSA Amendment has not been executed by all parties thereto and is not in full force and effect in accordance with its terms on or prior to the date that is seventy-five (75) days after the Petition Date, unless such date is waived or extended by delivery of written notice from the Commitment Parties, other than Apollo, that hold in the aggregate a majority of the Backstop Commitments, by dollar amount, provided by all Commitment Parties other than Apollo;
(e)    the Bankruptcy Court has not entered each of the Confirmation Order and the BCA Consummation Approval Order on or prior to the date that is one hundred twenty (120) days after the Petition Date;
(f)    the Closing Date has not occurred by 11:59 p.m., New York City time on the date that is one hundred eighty (180) days after the Petition Date (as it may be extended pursuant to this Section 9.2(f) or Section 2.3(a), the “Outside Date”), unless prior thereto the Effective Date occurs and the Rights Offerings have been consummated; provided, that (i) the Outside Date may be waived or extended with the prior written consent of the Requisite Commitment Parties; provided, further, if any Commitment Party fails to consent to a waiver or extension of the Outside Date within seven (7) days of a written request being made either by the Company or by any other Commitment Party for such a waiver or extension (which request was made no earlier than the date seven (7) days prior to the Outside Date and has not been withdrawn) and such waiver or extension is duly approved by the Requisite Commitment Parties, such Commitment Party shall be deemed a Non-Consenting Commitment Party who has elected to withdraw from its Backstop Commitment pursuant to Section 6.16 and shall no longer a party to this Agreement or the RSA (and, for the avoidance of doubt, such Commitment Party shall not be entitled to receive any portion of the Commitment Premium); and (ii) this Agreement shall not terminate automatically pursuant to this Section 9.2(f) if the Commitment Parties are then in willful or intentional breach of this Agreement;
(g)    any of the BCA Approval Order, RSA Approval Order, BCA Consummation Approval Order, Plan Solicitation Order, Confirmation Order or any Order of the Bankruptcy Court approving the DIP Loans is reversed, stayed, dismissed, vacated, reconsidered or is modified or amended after entry without the prior written consent of the Requisite Commitment Parties;
(h)    any of this Agreement, the RSA, DIP Loans, Rights Offerings Procedures, Disclosure Statement, Plan or any documents related to the Plan, including notices, exhibits or appendices, or any of the Definitive Documentation (as defined in the RSA) is amended or modified without the prior written consent of the Requisite Commitment Parties;
(i)    the RSA is terminated in accordance with its terms;
(j)    any Apollo entity party to the RSA materially breaches its obligations thereunder or one or more of the Consenting Noteholders (as defined in the RSA) materially breaches its obligations under the RSA, such that the Commitment Party or the Commitment Parties not then in breach of the RSA (the “Non-RSA Breaching Commitment Parties”) at any time hold collectively less than sixty-six and two-thirds percent (66-2/3%) of the principal amount of all Second Lien Notes; provided, that Non-RSA Breaching Commitment Parties providing a majority of the Backstop Commitments provided by all Non-RSA Breaching Commitment Parties may waive such termination by written notice within three (3) days of its occurrence;
(k)    the Company or any of the other Debtors file (i) any motion, application or adversary proceeding challenging the validity, enforceability, perfection or priority of or seeking avoidance of the Liens securing the obligations referred to in the Second Lien Indenture or the documents related thereto or, other than as contemplated by the Restructuring, or (ii) any other cause of action against and/or seeking to restrict the rights of holders of Second Lien Notes in their capacity as such, or the prepetition Liens securing the Second Lien Notes (or if the Company or any of the Debtors support any such motion, application or adversary proceeding commenced by any third party or consents to the standing of any such third party);
(l)    (i) the Company or the other Debtors shall have breached any representation, warranty, covenant or other agreement made by the Company or the other Debtors in this Agreement or any such representation or warranty shall have become inaccurate and such breach or inaccuracy would, individually or in the aggregate, cause a condition set forth in Sections 7.1(n), 7.1(o) or 7.1(p) not to be satisfied, (ii) the Commitment Parties shall have delivered written notice of such breach or inaccuracy to the Company, (iii) such breach or inaccuracy is not cured by the Company or the other Debtors by the tenth (10th) Business Day after receipt of such notice, and (iv) as a result of such failure to cure, any condition set forth in Sections 7.1(n), 7.1(o) or 7.1(p) is not capable of being satisfied; provided, that, this Agreement shall not terminate automatically pursuant to this Section 9.2(l) if the Commitment Parties are then in willful or intentional breach of this Agreement;
(m)    any Law or final and non-appealable Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the Rights Offerings or the transactions contemplated by this Agreement or the other Transaction Agreements;
(n)    (i) any of the Chapter 11 Proceedings shall have been dismissed or converted to a chapter 7 case or (ii) a chapter 11 trustee with plenary powers or an examiner with enlarged powers relating to the operation of the businesses of the Debtors beyond those set forth in Section

1106(a)(3) and (4) of the Bankruptcy Code shall have been appointed in any of the Chapter 11 Proceedings or the Debtors shall file a motion or other request for such relief;
(o)    there shall have occurred any event, development, occurrence or change that, individually, or together with all other Events, has had or would reasonably be expected to have a Material Adverse Effect;
(p)    (i) three (3) Business Days after each of the Commitment Parties has received notice in writing (including notice delivered by one of the other Commitment Parties) that the Debtors, directly or indirectly, have taken any action that is inconsistent with, or is intended or is reasonably likely to interfere with or impede or delay consummation of, the RSA, the Restructuring, the transactions embodied in the Term Sheet, the Rights Offerings, this Agreement or the Plan, including, but not limited to, soliciting or causing or allowing any of its Representatives to solicit, encouraging or initiating any offer or proposal from, or entering into any agreement with, any Person concerning any actual or proposed Alternative Transaction, or filing any pleading or document with respect to, or proposing, joining in, or participating in the formation of, any actual or proposed Alternative Transaction; provided, that, any actions permitted to be taken by or on behalf of the Debtors under Section 6.18 shall not give rise to a termination of this Agreement pursuant to this clause (i), (ii) the Bankruptcy Court approves or authorizes an Alternative Transaction at the request of any party in interest or (iii) the Company or any of its Subsidiaries enters into any Contract or written agreement in principle providing for the consummation of any Alternative Transaction (such Contract or written agreement in principle, an “Alternative Transaction Agreement”); or
(q)    (i) a DIP Loan Event of Default has occurred and is continuing unwaived or not subject to a forbearance for more than three (3) Business Days, (ii) an acceleration of the obligations or termination of commitments under either of the DIP Loans, (iii) the termination or revocation or other challenge of any interim or final debtor in possession financing and/or cash collateral Order entered in the Chapter 11 Proceedings or (iv) a modification or amendment of any interim or final debtor in possession financing and/or cash collateral Order entered in the Chapter 11 Proceedings that is not satisfactory, in their sole discretion, to the Requisite Commitment Parties.
Section 9.3    Termination by the Company. This Agreement may be terminated by the Company upon written notice to each Commitment Party if:
(a)    the Closing Date has not occurred by the Outside Date (as the same may be extended pursuant to Section 9.2(f) or Section 2.3(a)), unless prior thereto the Effective Date occurs and the Rights Offerings have been consummated; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.3(a) if it is then in willful or intentional breach of this Agreement;

(b)    any Apollo entity party to the RSA materially breaches its obligations thereunder or one or more of the Consenting Noteholders (as defined in the RSA) materially breaches its obligations under the RSA, such that the Non-RSA Breaching Commitment Parties at any time hold collectively less than sixty-six and two-thirds percent (66-2/3%) of the principal amount of all Second Lien Notes;
(c)    any Law or final and non-appealable Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Plan or the Rights Offerings or the transactions contemplated by this Agreement or the other Transaction Agreements;
(d)    subject to the right of the Commitment Parties to arrange a Commitment Party Replacement in accordance with Section 2.3(a), (i) any Commitment Party shall have breached any representation, warranty, covenant or other agreement made by such Commitment Party in this Agreement or any such representation or warranty shall have become inaccurate and such breach or inaccuracy would, individually or in the aggregate, cause a condition set forth in Section 7.3(h) or Section 7.3(i) not to be satisfied, (ii) the Company shall have delivered written notice of such breach or inaccuracy to such Commitment Party, (iii) such breach or inaccuracy is not cured by such Commitment Party by the tenth (10th) Business Day after receipt of such notice, and (iv) as a result of such failure to cure, any condition set forth in Section 7.3(h) or Section 7.3(i) is not capable of being satisfied; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.3(d) if it is then in willful or intentional breach of this Agreement; or
(e)    the Company or any of its Subsidiaries enters into any Alternative Transaction Agreement or the Bankruptcy Court approves or authorizes an Alternative Transaction at the request of the Company or any of its Subsidiaries; provided, that the Company may only terminate this Agreement pursuant to this Section 9.3(e) if the Company has not breached any of its obligations under Section 6.18 and, concurrently with such termination, the Company pays the Commitment Premium pursuant to Section 9.4(b)(ii)
Section 9.4    Effect of Termination.
(a)    Upon termination of this Agreement pursuant to this Article IX, this Agreement shall forthwith become void and there shall be no further obligations or liabilities on the part of the Parties; provided, that (i) the obligations of the Debtors to pay the Expense Reimbursement pursuant to Article III, to satisfy their indemnification obligations pursuant to Article VIII and to pay the Commitment Premium pursuant to this Section 9.4(b) shall survive the termination of this Agreement and shall remain in full force and effect, in each case, until such obligations have been satisfied, (ii) the provisions set forth in this Section 9.4, Section 6.18(c) and Article X shall survive the termination of this Agreement in accordance with their terms and

(iii) subject to Section 10.10, nothing in this Section 9.4 shall relieve any Party from liability for its gross negligence or any willful or intentional breach of this Agreement. For purposes of this Agreement, “willful or intentional breach” shall mean a breach of this Agreement that is a consequence of an act undertaken by the breaching party with the knowledge that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement.
(b)    The Debtors shall make payments to the Commitment Parties or their designees based upon their respective Backstop Commitment Percentages on the date of payment, by wire transfer of immediately available funds to such accounts as the Requisite Commitment Parties may designate, if this Agreement is terminated as follows:
(i)    automatically pursuant to Section 9.2(l) or 9.2(p), then the Company shall pay the Commitment Premium, in cash, on or prior to the second (2nd) Business Day following such termination;
(ii)    if the Company shall terminate this Agreement pursuant to Section 9.3(e), then the Company shall pay the Commitment Premium, in cash, concurrently with such termination; and
(iii)    if this Agreement shall be terminated automatically pursuant to Section 9.2 (other than clauses (j), (m) and (p) of Section 9.2), or by the Company pursuant to Section 9.3(a), and, within twelve (12) months after the date of such termination, any of the Debtors executes a definitive agreement with respect to, or consummates, an Alternative Transaction, or the Bankruptcy Court approves or authorizes an Alternative Transaction, then the Company shall pay the Commitment Premium, in cash, on or prior to the second (2nd) Business Day following such execution or consummation.
To the extent that all amounts due in respect of the Commitment Premium pursuant to this Section 9.4(b) have actually been paid by the Debtors to the Commitment Parties in connection with a termination of this Agreement, the Commitment Parties shall not have any additional recourse against the Debtors for any obligations or liabilities relating to or arising from this Agreement, except for liability for gross negligence or willful or intentional breach of this Agreement pursuant to Section 9.4(a). Except as set forth in this Section 9.4(b), the Commitment Premium shall not be payable upon the termination of this Agreement.

ARTICLE X
GENERAL PROVISIONS
Section 10.1    Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as may be specified by like notice):
(a)    If to the Company or MPM:
Momentive Performance Materials Holdings Inc.
260 Hudson River Road
Waterford, New York 12188
Facsimile:    (614) 225-4127
Attention:    Douglas A. Johns
with a copy (which shall not constitute notice) to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Facsimile:     (212) 728-8111
Attention:    Matthew Feldman
Cristopher Greer

(b)    If to the Commitment Parties (or to any of them) or any other Person to which notice is to be delivered hereunder, to the address set forth opposite each such Commitment Party’s name on Schedule 4.
Section 10.2    Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the Company and the Requisite Commitment Parties, other than an assignment by a Commitment Party expressly permitted by Section 2.3, 2.6 or 6.7 and any purported assignment in violation of this Section 10.2 shall be void ab initio. Except as provided in Section 6.18(c) with respect to agents under the Second Lien Indenture and Article VIII with respect to the Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person any rights or remedies under this Agreement other than the Parties.

Section 10.3    Prior Negotiations; Entire Agreement.
(a)    This Agreement (including the agreements attached as Exhibits to and the documents and instruments referred to in this Agreement) constitutes the entire agreement of the Parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement, except that the Parties hereto acknowledge that any confidentiality agreements heretofore executed among the Parties and the RSA (including the Term Sheet) will each continue in full force and effect.
(b)    Notwithstanding anything to the contrary in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (and any amendments, supplements or modifications thereto) or an affirmative vote to accept the Plan submitted by any Commitment Party, nothing contained in the Plan (including any amendments, supplements or modifications thereto) or Confirmation Order (including any amendments, supplements or modifications thereto) shall alter, amend or modify the rights of the Commitment Parties under this Agreement unless such alteration, amendment or modification has been made in accordance with Section 10.7.
Section 10.4    Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH (A) THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD FOR ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION, AND (B) TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE. THE PARTIES CONSENT AND AGREE THAT ANY ACTION TO ENFORCE THIS AGREEMENT OR ANY DISPUTE, WHETHER SUCH DISPUTES ARISE IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN THE BANKRUPTCY COURT (OR, SOLELY TO THE EXTENT THE BANKRUPTCY COURT DECLINES JURISDICTION OVER SUCH ACTION OR DISPUTE, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY). THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT. EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE BANKRUPTCY COURT, (II) SUCH PARTY OR SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY THE BANKRUPTCY COURT OR (III) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN THE BANKRUPTCY COURT IS BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION

OR PROCEEDING TO AN ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.
Section 10.5    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY JURISDICTION IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE AMONG THE PARTIES UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE.
Section 10.6    Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.
Section 10.7    Waivers and Amendments; Rights Cumulative; Consent. This Agreement may be amended, restated, modified or changed only by a written instrument signed by the Company and the Requisite Commitment Parties; provided, that (a) any Commitment Party’s prior written consent shall be required for any amendment that would, directly or indirectly: (i) modify such Commitment Party’s Backstop Commitment Percentage, (ii) increase the Purchase Price to be paid in respect of the Unsubscribed Shares, or (iii) have a materially adverse and disproportionate effect on such Commitment Party and (b) the prior written consent of Apollo and each Commitment Party that was an original signatory hereto that is still a Commitment Party as of such date of amendment shall be required for any amendment to the definition of “Requisite Commitment Parties.” Notwithstanding the foregoing, Schedule 1 shall be revised as necessary without requiring a written instrument signed by the Company and the Requisite Commitment Parties to reflect changes in the composition of the Backstop Parties and Backstop Commitment Percentages as a result of Transfers permitted in accordance with the terms and conditions of this Agreement. The terms and conditions of this Agreement (other than the conditions set forth in Sections 7.1 and 7.3, the waiver of which shall be governed solely by Article VII, and the termination events set forth in each of Sections 9.2(d), 9.2(f) and 9.2(j), the waiver of which shall be governed by their respective terms) may be waived (A) by the Debtors only by a written instrument executed by the Company and (B) by the Requisite Commitment Parties only by a written instrument executed by the Requisite Commitment Parties. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.

Section 10.8    Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.
Section 10.9    Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.
Section 10.10    Damages. Notwithstanding anything to the contrary in this Agreement, none of the Parties will be liable for, and none of the Parties shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits.
Section 10.11    No Reliance. No Commitment Party or any of its Related Parties shall have any duties or obligations to the other Commitment Parties in respect of this Agreement, the Plan or the transactions contemplated hereby or thereby, except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Commitment Party or any of its Related Parties shall be subject to any fiduciary or other implied duties to the other Commitment Parties, (b) no Commitment Party or any of its Related Parties shall have any duty to take any discretionary action or exercise any discretionary powers on behalf of any other Commitment Party, (c) no Commitment Party or any of its Related Parties shall have any duty to the other Commitment Parties to obtain, through the exercise of diligence or otherwise, to investigate, confirm, or disclose to the other Commitment Parties any information relating to the Company or any of its Subsidiaries that may have been communicated to or obtained by such Commitment Party or any of its Affiliates in any capacity, (d) no Commitment Party may rely, and confirms that it has not relied, on any due diligence investigation that any other Commitment Party or any Person acting on behalf of such other Commitment Party may have conducted with respect to the Company or any of its Affiliates or any of their respective securities, and (e) each Commitment Party acknowledges that no other Commitment Party is acting as a placement agent, initial purchaser, underwriter, broker or finder with respect to its Unsubscribed Shares or Backstop Commitment Percentage of its Backstop Commitment.
Section 10.12    Publicity. At all times prior to the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Company and the Commitment Parties shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such release) or otherwise making public announcements with respect to the transactions contemplated by this Agreement, it being understood that nothing in this Section 10.12 shall prohibit any Party from filing any motions or other pleadings or documents with the Bankruptcy Court in connection with the Chapter 11 Proceedings.
Section 10.13    Settlement Discussions. This Agreement and the transactions contemplated herein are part of a proposed settlement of a dispute between the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Section 408 of the U.S. Federal Rule of Evidence and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any Legal Proceeding, except to the extent filed with, or disclosed to, the Bankruptcy Court in connection with the Chapter 11 Proceedings (other than a Legal Proceeding to approve or enforce the terms of this Agreement).
Section 10.14    Euro Denominated Notes. For purposes of this Agreement, the principal amount of any Second Lien Notes or Votable Claims that are denominated in Euros shall be considered to be a dollar amount calculated by applying the spot exchange rate quoted in the Wall Street Journal for converting Euros into dollars on April 11, 2014.
Section 10.15    No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Parties may be partnerships or limited liability companies, each Party covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any Party’s Affiliates, or any of such Party’s Affiliates’ or respective Related Parties in each case other than the Parties to this Agreement and each of their respective successors and permitted assignees under this Agreement, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of any Party under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 10.15 shall relieve or otherwise limit the liability of any Party hereto or any of their respective successors or permitted assigns for any breach or violation of its obligations under this Agreement or such other documents or instruments.  For the avoidance of doubt, prior to the Effective Date, none of the Parties will have any recourse, be entitled to commence any proceeding or make any claim under this Agreement or in connection with the transactions contemplated hereby except against any of the Parties or their respective successors and permitted assigns, as applicable.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have duly executed this Backstop Commitment Agreement as of the date first above written.
MOMENTIVE PERFORMANCE MATERIALS HOLDINGS INC.
By:    /s/ William Carter
Name: William Carter
Title: Chief Financial Officer, Executive Vice President and Director
MOMENTIVE PERFORMANCE MATERIALS INC.
By:    /s/ William Carter
Name: William Carter
Title: Chief Financial Officer, Executive Vice President and Director

COMPANY DISCLOSURE SCHEDULES
TO
BACKSTOP COMMITMENT AGREEMENT
AMONG
MOMENTIVE PERFORMANCE MATERIALS HOLDINGS INC.,
MOMENTIVE PERFORMANCE MATERIALS INC.
AND
THE COMMITMENT PARTIES PARTY HERETO
Dated as of May 9, 2014

The contents of these Company Disclosure Schedules include exceptions to the representations, warranties and covenants contained in Article IV of, and information to be disclosed pursuant to, the Backstop Commitment Agreement, dated as of May 9, 2014, by and among Momentive Performance Materials Holdings Inc., Momentive Performance Materials Inc. and the Commitment Parties party thereto (the “Agreement”). Capitalized terms used in these Company Disclosure Schedules but not defined herein shall have the meanings ascribed to them in the Agreement.
Section and subsection references in these Company Disclosure Schedules are references to the corresponding sections and subsections of the Agreement to which the disclosed exception or information relates and are included for convenience only and are not intended to limit the effect of the disclosures or information contained in these Company Disclosure Schedules or to expand the scope of the information required to be disclosed. Any disclosure or information with respect to any section or subsection of these Company Disclosure Schedules shall be deemed to be disclosed for purposes of all other sections and subsections of these Company Disclosure Schedules to the extent that such disclosure is made in such a way as to make the relevance of such disclosure or information to such other sections and subsections reasonably apparent on its face.
These Company Disclosure Schedules and the disclosures and information contained therein shall not be deemed to expand in any way the scope or effect of any of the representations, warranties and covenants contained in the Agreement. To the extent that any representation, warranty or covenant contained in the Agreement is limited or qualified by the materiality of the matters to which the representation, warranty or covenant is given, the inclusion of any matter in these Company Disclosure Schedules does not constitute a determination by the Company or any of its Subsidiaries that such matters are material. Nor in such cases where a representation, warranty, covenant or condition precedent is limited or qualified by the materiality of the matters to which the representation, warranty or covenant is given shall the disclosure of any matter in these Company Disclosure Schedules imply that any other, undisclosed matter having a greater value or other significance is material.
Nothing in these Company Disclosure Schedules constitutes an admission of liability or obligation of the Company or any of its Subsidiaries to any third party, nor an admission against the interests of the Company or any of its Subsidiaries.

2

Section 1.1
Permitted Liens

1.	Liens securing the indebtedness set forth on the following table:

Legal Entity	Type	USD Equivalent, as of December 31, 2013
Momentive Performance Materials (Nantong) Co. Ltd.	Fixed Asset Loan	$15 million
Momentive Performance Materials (Nantong) Co. Ltd.	Various Working Capital Loans	$24 million
Momentive Performance Materials (India) Private Limited	Medium Term Loan	$1 million
Momentive Performance Materials (India) Private Limited	Indian Buyers Credit	$5 million

3

2.	Liens set forth on the following table¹

Debtor	State	File Number	File Date	File Type	Secured Party	Description of Collateral
Momentive Performance Materials Holdings Inc.	DE	200664209813	12/4/2006	UCC-1	JPMORGAN CHASE BANK, N.A.	All assets (in connection with the pre-petition GE Cash Flow Facility) *
		20112761933	07/19/11	CONT	JPMORGAN CHASE BANK, N.A.	See above
		20113241281	08/22/2011	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20124434397	11/16/2012	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20131573865	04/24/2013	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20131613307	04/25/2013	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20131573758	04/24/2013	UCC-1	JPMORGAN CHASE BANK, N.A.	All assets (in connection with the pre-petition ABL Facility)
¹     The Parties acknowledge that (a) as of the date of the Agreement, the Liens denoted with an “*” are not currently anticipated to survive the Effective Date under the current draft of the Plan, (b) the Plan, and thus the treatment of the Liens listed in this Section 1.1, is subject to change from and after the date of the Agreement in accordance with the terms and conditions of the Agreement and the other Transaction Agreements, and (c) neither the Company nor any of its Subsidiaries is making any representation or warranty regarding the survival or termination of the Liens listed in this Section 1.1.

4

Debtor	State	File Number	File Date	File Type	Secured Party	Description of Collateral
Momentive Performance Materials Inc.	DE	33079145	11/21/2003	UCC-1	GELCO CORPORATION DBA GE FLEET SERVICES	2004 Ford F450
		20080428647	2/5/2008	AMEND	GELCO CORPORATION DBA GE FLEET SERVICES	See above
		20083791967	11/12/2008	CONT	GELCO CORPORATION DBA GE FLEET SERVICES	See above
		20133307262	08/23/2013	CONT	GELCO CORPORATION DBA GE FLEET SERVICES	See above
		200664210092	12/04/2006	UCC-1	JPMORGAN CHASE BANK, N.A.	All assets (in connection with the pre-petition GE Cash Flow Facility and the pre-petition 1st lien $1.1B 8.875% Notes) *
		20112761974	07/19/2011	CONT	JPMORGAN CHASE BANK, N.A.	See above
		20113240648	08/22/2011	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20124434405	11/16/2012	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20131573998	04/24/2013	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20131614016	04/25/2013	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20081793734	5/23/2008	UCC-1	DELL FINANCIAL SERVICES L.L.C.	All computer equipment and peripherals financed under and described in the Master Lease Agreement
		20130900044	3/8/2013	CONT	DELL FINANCIAL SERVICES L.L.C.	See above
		20083052402	9/9/2008	UCC-1	CISCO SYSTEMS CAPITAL CORPORATION	All equipment (manufactured by Cisco Systems, Inc., its affiliates and others) and related claims, books and records and software
		20133393379	8/29/2013	CONT	CISCO SYSTEMS CAPITAL CORPORATION	See above

5

Debtor	State	File Number	File Date	File Type	Secured Party	Description of Collateral
		20083393269	10/7/2008	UCC-1	PACKAGING CORPORATION OF AMERICA	All corrugated shipping containers delivered to 340 O’Neill Dr. Hebron, OH 43205
		20132526524	7/1/2013	CONT	PACKAGING CORPORATION OF AMERICA	See above
		20091482725	5/11/2009	UCC-1	COACTIV CAPITAL PARTNERS, INC.	Equipment
		20091482758	5/11/2009	UCC-1	COACTIV CAPITAL PARTNERS, INC.	Equipment
		20112267360	6/14/2011	UCC-1	GELCO CORPORATION DBA GE FLEET SERVICES	2006 Make Toyota Model 7FGU25; Forklift, log $7272668, GE unit #26045, VIN #83072
		20112839234	7/22/2011	UCC-1	GELCO CORPORATION DBA GE FLEET SERVICES	2006 Make Ford Model E350 14 ft Rockport Aluminum Van Body with Tommygate 89-169 Railgate platform, log #7294020, GE unit #26300, VIN # 1FDWE35L86DA92181
		20120280125	1/24/2012	UCC-1	PPG INDUSTRIES, INC.	All inventories and goods sold by PPG to the Debtor under all agreements between PPG and the Debtor.
		20133394070	08/30/2013	AMEND	AXIALL CORPORATION	See above (name change)
		20122028878	05/25/2012	UCC-1	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	All personal property (in connection with the pre-petition 1.5 Lien $250MM 10% Notes) *
		20132076678	05/31/2013	AMEND	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	See above
		20124433894	11/16/2012	UCC-1	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	All personal property (in connection with the pre-petition Second Lien Notes) *
		20132077353	05/31/2013	AMEND	THE BANK OF NEW YORK MELLON TRUST COMPANY	See above
		20131573915	04/24/2013	UCC-1	JPMORGAN CHASE BANK, N.A.	All assets (in connection with the pre-petition ABL Facility)

6

Debtor	State	File Number	File Date	File Type	Secured Party	Description of Collateral
		20134638178	11/25/2013	UCC-1	CHG-MERIDIAN USA CORPP.	All equipment leased or financed pursuant to that certain Master Equipment Lease No. 8384 effective as of August 17, 2010
Momentive Performance Materials Worldwide Inc.	DE	64210175	12/04/2006	UCC-1	JPMORGAN CHASE BANK, N.A.	All assets (in connection with the pre-petition GE Cash Flow Facility and the pre-petition 1st lien $1.1B 8.875% Notes) *
		20112761941	07/19/2011	CONT	JPMORGAN CHASE BANK, N.A.	See above
		20113241059	08/22/2011	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20124434660	11/16/2012	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20131573964	04/24/2013	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20131614065	04/25/2013	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20122028977	05/25/2012	UCC-1	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	All personal property (in connection with the pre-petition 1.5 Lien $250MM 10% Notes) *
		20132076983	05/31/2013	AMEND	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	See above
		20124434348	11/16/2012	UCC-1	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	All personal property (in connection with the pre-petition Second Lien Notes) *
		20132077106	05/31/2013	AMEND	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	See above
		20131573899	04/24/2013	UCC-1	JPMORGAN CHASE BANK, N.A.	All assets (in connection with the pre-petition ABL Facility)
Momentive Performance Materials Quartz, Inc.	DE	64210233	12/04/2006	UCC-1	JPMORGAN CHASE BANK, N.A.	All assets (in connection with the pre-petition GE Cash Flow Facility and the pre-petition 1st lien $1.1B 8.875% Notes) *

7

Debtor	State	File Number	File Date	File Type	Secured Party	Description of Collateral
		64563821	12/28/2006	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20112761834	07/19/2011	CONT	JPMORGAN CHASE BANK, N.A.	See above
		20113241596	08/22/2011	AMEND	JP MORGAN CHASE BANK, N.A.	See above
		20124434520	11/16/2012	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20131573907	04/24/2013	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20131613356	04/25/2013	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20102476186	07/16/2010	UCC-1	WELLS FARGO BANK, N.A.	Clark forklift CST-15 S/N 031369
		20122028902	05/25/2012	UCC-1	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	All personal property (in connection with the pre-petition 1.5 Lien $250MM 10% Notes) *
		20124433928	11/16/2012	UCC-1	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	All personal property (in connection with the pre-petition Second Lien Notes) *
		20131573766	04/24/2013	UCC-1	JPMORGAN CHASE BANK, N.A.	All assets (in connection with the pre-petition ABL Facility)
Momentive Performance Materials USA Inc.	DE	64210274	12/04/2006	UCC-1	JPMORGAN CHASE BANK, N.A.	All assets (in connection with the pre-petition GE Cash Flow Facility and the pre-petition 1st lien $1.1B 8.875% Notes) *
		20112761883	07/19/2011	CONT	JPMORGAN CHASE BANK, N.A.	See above
		20113240580	08/22/2011	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20124434652	11/16/2012	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20131573949	04/24/2013	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20131613992	04/25/2013	AMEND	JPMORGAN CHASE BANK, N.A.	See above

8

Debtor	State	File Number	File Date	File Type	Secured Party	Description of Collateral
		20072822343	7/26/2007	UCC-1	GENERAL ELECTRIC CAPITAL CORPORATION	All equipment and related items in any Lease Schedule subject to that certain Master Lease Agreement No. 8334163
		20121845843	5/14/2012	AMEND	GENERAL ELECTRIC CAPITAL CORPORATION	See above
		20121845884	5/14/2012	CONT	GENERAL ELECTRIC CAPITAL CORPORATION	See above
		20074113816	10/22/2007	UCC-1	GENERAL ELECTRIC CAPITAL CORPORATION	Equipment and other assets listed on attached annex
		20122729434	7/16/2012	CONT	GENERAL ELECTRIC CAPITAL CORPORATION	See above
		20122729459	7/16/2012	AMEND	GENERAL ELECTRIC CAPITAL CORPORATION	See above
		20080040814	12/31/2007	UCC-1	GENERAL ELECTRIC CAPITAL CORPORATION	Equipment and other assets described on attached annex
		20123915768	10/11/2012	CONT	GENERAL ELECTRIC CAPITAL CORPORATION	See above
		20123915834	10/11/2012	AMEND	GENERAL ELECTRIC CAPITAL CORPORATION	See above
		20080331056	1/22/2008	UCC-1	GENERAL ELECTRIC CAPITALCORPORATION	Equipment and other assets described on attached annex
		20124689354	12/5/2012	CONT	GENERAL ELECTRIC CAPITAL CORPORATION	See above
		20124690444	12/5/2012	AMEND	GENERAL ELECTRIC CAPITAL CORPORATION	See above
		20090644614	2/27/2009	UCC-1	TOYOTA MOTOR CREDIT CORPORATION	New Toyota Forklift Model: 7FBEU15, Serial Number: 7FBEU15-20235 and battery
		20090702651	3/5/2009	UCC-1	PPG INDUSTRIES, INC.	All inventories sold and/or goods in transit sold by PPG to the Debtor under all agreements between PPG and the Debtor.
		20133394096	8/30/2013	AMEND	AXIALL CORPORATION	See above (name change)
		20090975786	3/27/2009	UCC-1	TOYOTA MOTOR CREDIT CORPORATION	Toyota Forklift Model: 7FGCU55, S/N: 7FGCU55-70285

9

Debtor	State	File Number	File Date	File Type	Secured Party	Description of Collateral
		20091291423	4/23/2009	UCC-1	THE DOW CHEMICAL COMPANY	Consignment Product: Isopropanol 99%
		20091291456	4/23/2009	UCC-1	THE DOW CHEMICAL COMPANY	Consignment Product: Methyl Chloride
		20091545539	5/15/2009	UCC-1	TOYOTA MOTOR CREDIT CORPORATION	Toyota Forklift Model: 7FGCU55, S/N: 7FGCU55-70303
		20093644553	11/13/2009	UCC-1	TOYOTA MOTOR CREDIT CORPORATION	Toyota Forklift Model: 8FGCU25, S/N: 8FGCU25-26529
		20093773097	11/24/2009	UCC-1	TOYOTA MATERIAL HANDLINGCORPORATION	Toyota Forklift Model: 8FGCU25, S/N: 8FGCU25-20511
		20093774822	11/24/2009	AMEND	TOYOTA MOTOR CREDIT CORPORATION	See above
		20093862999	12/3/2009	UCC-1	TOYOTA MOTOR CREDIT CORPORATION	Toyota Forklift Model: 7FBEU15, S/N: 7FBEU15-20867 Toyota Forklift Model: 7FGCU25, S/N: 7FGCU25-99292
		20101844095	5/26/2010	UCC-1	TOYOTA MOTOR CREDIT CORPORATION	Toyota Forklift Model: 8FGCU25, S/N: 8FGCU25-27500
		20102280869	6/30/2010	UCC-1	TOYOTA MOTOR CREDIT CORPORATION	Toyota Forklift Model: 8FGCU25, S/N: 8FGCU25-28489; Cascade Dum Dumper S/N: 1089044-T1
		20102798936	8/11/2010	UCC-1	SOMERSET LEASING CORP. IV	Hyster H120FT Forklift
		20102888661	8/18/2010	UCC-1	TOYOTA MOTOR CREDIT CORPORATION	Toyota Forklift Model: 7FGCU25, S/N: 7FGCU25-70481
		20103202466	9/14/2010	UCC-1	CHG-MERIDIAN U.S. FINANCE, LTD.	Various computer equipment leased pursuant to Equipment Schedule #001 to Master Lease #8384
		20110386279	1/10/2011	AMEND	CHG-MERIDIAN U.S. FINANCE, LTD.	Added various computer equipment leased pursuant to Equipment Schedule 001 to Master Lease #8384
		20103352394	9/27/2010	UCC-1	TOYOTA MOTOR CREDIT CORPORATION	Toyota Forklift Model: 7FBEU15, S/N: 7FBEU15-21714
		20110268584	1/25/2011	UCC-1	TOYOTA MOTOR CREDIT CORPORATION	Toyota Forklift Model: 8FGCU25, S/N: 8FGCU25-31384

10

Debtor	State	File Number	File Date	File Type	Secured Party	Description of Collateral
		20110645278	2/22/2011	UCC-1	TOYOTA MOTOR CREDIT CORPORATION	Toyota Forklift Model: 8FGCU25, S/N: 8FGCU25-31803
		20110854482	3/8/2011	UCC-1	US CAPITAL EQUIPMENT LEASING, INC.	All present and future goods leased pursuant to the Master Equipment Lease Agreement dated July 14, 2010
		20111117376	3/25/2011	ASSIGN	US Capital Equipment Leasing, Inc	Material handling equipment, fork trucks and other assets leased under Equipment schedule No. US1202-001, US1201-002 and US 1201-003 to Master Equipment Lease Agreement, dated as of July 14, 2010
		20111300733	4/7/2011	ASSIGN	SOMERSET CAPITAL GROUP, LTD.	Full assignment
		20111070690	3/23/2011	UCC-1	SOMERSET LEASING CORP. VI	Equipment leased under Equipment Schedule No. 14 to the Master Lease Agreement dated July 9, 2010 - MCW040-E Yale 4, Motorized Hand Trucks
		20111070708	3/23/2011	UCC-1	SOMERSET LEASING CORP. VI	Equipment leased under Equipment Schedule No. 15 to the Master Lease Agreement dated July 9, 2010 - 42” forks, industrial batteries and chargers
		20111070716	3/23/2011	UCC-1	SOMERSET LEASING CORP. VI	Equipment leased under Equipment Schedule No. 16 to the Master Lease Agreement dated July 9, 2010 - Low lift walkie pallet truck and freight shipping
		20111116238	3/25/2011	UCC-1	SOMERSET CAPITAL GROUP, LTD.	Material equipment, fork trucks and other assets under Lease Schedule Nos. US1202-001, US1202-002 and US1202-003 to Master Equipment Lease Agreement dated July 14, 2010

11

Debtor	State	File Number	File Date	File Type	Secured Party	Description of Collateral
		20111247322	4/5/2011	UCC-1	SOMERSET LEASING CORP. VI	Equipment leased under Equipment Schedule No. 11 to the Master Lease Agreement dated July 9, 2010 - Forklifts
		20111434474	4/18/2011	UCC-1	SOMERSET CAPITAL GROUP, LTD.	Equipment leased under Equipment Schedule No. 17 to the Master Lease Agreement dated July 9, 2010 - Caterpillar Forks
		20111824138	5/13/2011	UCC-1	SOMERSET LEASING CORP. I	Equipment leased under Equipment Schedule No. 13 to the Master Lease Agreement dated July 9, 2010Yard tractors
		20112467721	6/28/2011	UCC-1	SOMERSET LEASING CORP. I	Equipment leased under Equipment Schedule No. 19 to the Master Lease Agreement dated July 9, 2010 - Batteries and chargers
		20135163655	12/30/2013	ASSIGN	SQN ECHO, LLC	Full assignment
		20113152983	7/25/2011	UCC-1	Lift Lease & Finance Corp., Ltd.	Equipment leased under Equipment Schedule No. 008 to the Master Lease Agreement dated January 10, 2011 - Forklift, batteries and chargers
		20113154732	7/25/2011	UCC-1	Lift Lease & Finance Corp., Ltd.	Equipment leased under Equipment Schedule No. 005 to the Master Lease Agreement dated January 10, 2011 - Forklifts, batteries and chargers
		20113155028	7/25/2011	UCC-1	Lift Lease & Finance Corp., Ltd.	Equipment leased under Equipment Schedule No. 002 to the Master Lease Agreement dated January 10, 2011 - Forklifts
		20113155168	7/25/2011	UCC-1	Lift Lease & Finance Corp., Ltd.	Equipment leased under Equipment Schedule No. 007 to the Master Lease Agreement dated January 10, 2011 - Forklift, batteries and chargers

12

Debtor	State	File Number	File Date	File Type	Secured Party	Description of Collateral
		20113501916	9/13/2011	UCC-1	SOMERSET LEASING CORP. VII	Equipment leased under Equipment Schedule No. 12 to the Master Lease Agreement dated July 9, 2010 – Forks, forklifts
		20113616649	9/12/2011	UCC-1	EVERGREEN RESOURCES LLC	Equipment leased under Equipment Schedule No. 001 to the Lease Agreement No. 120 dated January 10, 2011 – Walkie Trucks
		20114013978	10/18/2011	UCC-1	SOMERSET CAPITAL GROUP, LTD.	Equipment leased under Equipment Schedule No. 18 to the Master Lease Agreement dated July 9, 2010 – Battery, forklift
		20114043330	10/20/2011	UCC-1	TOYOTA MOTOR CREDIT CORPORATION	Toyota forklift
		20114133859	10/17/2011	UCC-1	EVERGREEN RESOURCES LLC	Equipment leased under Equipment Schedule No. 009 to the Lease Agreement No. 120 dated January 10, 2011 - forklifts
		20114300474	11/8/2011	UCC-1	SOMERSET LEASING CORP. I	Equipment leased under Equipment Schedule No. 20 to the Master Lease Agreement dated July 9, 2010 – Batteries, forklifts
		20114633189	12/5/2011	UCC-1	TOYOTA MOTOR CREDIT CORPORATION	Toyota reach truck and charger
		20114933928	12/22/2011	UCC-1	SOMERSET LEASING CORP. XI	Equipment leased under Equipment Schedule No. 21 to the Master Lease Agreement dated July 9, 2010 – battery and forklift
		20121081456	3/21/2012	ASSIGN	SOMERSET LEASING CORP. XI	Full assignment
		20120121196	1/3/2012	UCC-1	EVERGREEN RESOURCES LLC	Equipment leased under Equipment Schedule No. 010 to the Master Lease Agreement dated January 10, 2011 - forklift
		20121137449	3/26/2012	UCC-1	SOMERSET LEASING CORP. XI	Equipment leased under Equipment Schedule No. 22 to the Master Lease Agreement dated July 9, 2010 – freight and battery

13

Debtor	State	File Number	File Date	File Type	Secured Party	Description of Collateral
		20123241603	8/21/2012	ASSIGN	SOMERSET LEASING CORP. VIII	Full assignment
		20121222795	3/30/2012	UCC-1	SOMERSET LEASING CORP. VI	Equipment leased under Equipment Schedule No. 8 to the Master Lease Agreement dated July 9, 2010 – battery and forks
		20121781915	5/8/2012	UCC-1	SOMERSET LEASING CORP. XI	Equipment leased under Equipment Schedule No. 23 to the Master Lease Agreement dated July 9, 2010 – battery chargers
		20123303882	8/24/2012	ASSIGN	SOMERSET LEASING CORP. VIII	Full assignment
		20122028969	05/25/2012	UCC-1	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	All personal property (in connection with the pre-petition 1.5 Lien $250MM 10% Notes) *
		20132076850	05/31/2013	AMEND	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	See above
		20122414854	6/12/2012	UCC-1	EVERGREEN RESOURCES LLC	Equipment leased under Equipment Schedule No. 011 to the Master Lease Agreement dated January 10, 2011 - forklift
		20123308626	8/16/2012	UCC-1	EVERGREEN RESOURCES LLC	Equipment leased under Equipment Schedule No. 012 to the Master Lease Agreement dated January 10, 2011 - forklift
		20123733823	09/27/2012	UCC-1	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
General intangibles, goods, inventory and other collateral that is secured by the Mortgage, dated as of September 21, 2012 (for 703 South Street, New Smryna Beach, FL 32168) that does not constitute real property or fixtures (in connection with the pre-petition 1.5 Lien $250MM 10% Notes) *

		20132295039	06/14/2013	AMEND	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	See above

14

Debtor	State	File Number	File Date	File Type	Secured Party	Description of Collateral
		20124028934	10/18/2012	UCC-1	Somerset Leasing Corp. V	Equipment leased under Equipment Schedule No. 25 to the Master Lease Agreement dated July 9, 2010 – batteries and forklifts
		20124178986	10/31/2012	UCC-1	TOYOTA MOTOR CREDIT CORPORATION	Toyota forklifts SN: 7FBEU20-21340; 7FBEU20-21344
		20124434306	11/16/2012	UCC-1	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	All personal property (in connection with the pre-petition Second Lien Notes) *
		20132077213	05/31/2013	AMEND	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	See above
		20124687341	12/5/2012	UCC-1	TOYOTA MOTOR CREDIT CORPORATION	Toyota Forklift Model: 8FGCU25, S/N: 8FGCU25-43508
		20130224502	1/17/2013	UCC-1	TOYOTA MOTOR CREDIT CORPORATION	Toyota forklifts SN: 7FBEU15-24869
		20130244955	1/18/2013	UCC-1	Somerset Capital Group, Ltd.	Equipment leased under Equipment Schedule No. 27 to the Master Lease Agreement dated July 9, 2010 – walkie pallet truck
		20130320334	1/24/2013	UCC-1	Somerset Leasing Corp. V	Equipment leased under Equipment Schedule No. 24 to the Master Lease Agreement dated July 9, 2010 – battery builders
		20130690959	2/21/2013	UCC-1	Somerset Leasing Corp. VIII	Equipment leased under Equipment Schedule No. 28 to the Master Lease Agreement dated July 9, 2010 – Viking 2008 Trackmobile Railcar Mover SN 986-0908
		20135163671	12/30/2013	ASSIGN	SQN ECHO, LLC	Full assignment
		20130751082	2/26/2013	UCC-1	Toyota Motor Credit Corporation	Toyota forklifts SN: 7FBEU15-25034

15

Debtor	State	File Number	File Date	File Type	Secured Party	Description of Collateral
		20131052530	03/19/2013	UCC-1	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
General intangibles, goods, inventory and other collateral that is secured by the Mortgage, dated as of March 15, 2013 (related to the Indenture dated as of November 5, 2010) that does not constitute real property or fixtures (in connection with the Second Lien Notes) *

		20131052621	03/19/2013	UCC-1	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
General intangibles, goods, inventory and other collateral that is secured by the Mortgage, dated as of March 15, 2013 (related to the Indenture dated as of October 25, 2012) that does not constitute real property or fixtures (in connection with the pre-petition 1st lien $1.1B 8.875% Notes) *

		20132295229	06/14/2013	AMEND	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	See above
		20131118448	3/22/2013	UCC-1	Somerset Leasing Corp. V	Equipment leased under Equipment Schedule No. 24A to the Master Lease Agreement dated July 9, 2010 – forklift
		20131256677	4/2/2013	UCC-1	Somerset Leasing Corp. VIII	Equipment leased under Equipment Schedule No. 26 to the Master Lease Agreement dated July 9, 2010 – battery builders
		20131387837	4/11/2013	AMEND	Somerset Leasing Corp. VIII	Restated collateral - equipment leased under Equipment Schedule No. 26 to the Master Lease Agreement dated July 9, 2010 – yale walkie counterbalanced truck and exide batteries
		20131573881	04/24/2013	UCC-1	JPMORGAN CHASE BANK, N.A.	All assets (in connection with the pre-petition ABL Facility)
		20133856292	10/2/2013	UCC-1	Toyota Motor Credit Corporation	SV2632D SN: SV2632D-739095

16

Debtor	State	File Number	File Date	File Type	Secured Party	Description of Collateral
		20135059887	12/20/2013	UCC-1	MPM AR LLC	Collateral related to that certain Contribution Agreement, dated as of May 10, 2011
Juniper Bond Holdings I LLC	DE	20080034858	01/03/2008	UCC-1	JPMORGAN CHASE BANK, N.A.	All assets (in connection with the pre-petition GE Cash Flow Facility and the pre-petition 1st lien $1.1B 8.875% Notes) *
		20123129386	08/14/2012	CONT	JPMORGAN CHASE BANK, N.A.	See above
		20123681055	09/25/2012	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20124434132	11/16/2012	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20131573741	04/24/2013	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20131613281	04/25/2013	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20122028480	05/25/2012	UCC-1	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	All personal property (in connection with the pre-petition 1.5 Lien $250MM 10% Notes) *
		20132075548	05/31/2013	AMEND	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	See above
		20124433522	11/16/2012	UCC-1	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	All personal property (in connection with the pre-petition Second Lien Notes) *
		20132077635	05/31/2013	AMEND	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	See above
		20131573725	04/24/2013	UCC-1	JPMORGAN CHASE BANK, N.A.	All assets (in connection with the pre-petition ABL Facility)
Juniper Bond Holdings II LLC	DE	20080035137	01/03/2008	UCC-1	JPMORGAN CHASE BANK, N.A.	All assets (in connection with the pre-petition GE Cash Flow Facility and the pre-petition 1st lien $1.1B 8.875% Notes) *
		20123031525	08/07/2012	CONT	JPMORGAN CHASE BANK, N.A.	See above

17

Debtor	State	File Number	File Date	File Type	Secured Party	Description of Collateral
		20123723030	09/27/2012	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20124434256	11/16/2012	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20131573675	04/24/2013	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20131613331	04/25/2013	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20122028589	05/25/2012	UCC-1	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	All personal property (in connection with the pre-petition 1.5 Lien $250MM 10% Notes) *
		20132075761	05/31/2013	AMEND	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	See above
		20124433704	11/16/2012	UCC-1	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	All personal property (in connection with the pre-petition Second Lien Notes) *
		20132077593	05/31/2013	AMEND	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	See above
		20131573683	04/24/2013	UCC-1	JPMORGAN CHASE BANK, N.A.	All assets (in connection with the pre-petition ABL Facility)
Juniper Bond Holdings III LLC	DE	20080035194	01/03/2008	UCC-1	JPMORGAN CHASE BANK, N.A.	All assets (in connection with the pre-petition GE Cash Flow Facility and the pre-petition 1st lien $1.1B 8.875% Notes) *
		20123031574	08/07/2012	CONT	JPMORGAN CHASE BANK, N.A.	See above
		20123723055	09/27/2012	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20124434322	11/16/2012	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20131573642	04/24/2013	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20131613349	04/25/2013	AMEND	JPMORGAN CHASE BANK, N.A.	See above

18

Debtor	State	File Number	File Date	File Type	Secured Party	Description of Collateral
		20122028688	05/25/2012	UCC-1	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	All personal property (in connection with the pre-petition 1.5 Lien $250MM 10% Notes) *
		20132076140	05/31/2013	AMEND	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	See above
		20124433753	11/16/2012	UCC-1	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	All personal property (in connection with the pre-petition Second Lien Notes) *
		20132077569	05/31/2013	AMEND	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	See above
		20131573659	04/24/2013	UCC-1	JPMORGAN CHASE BANK, N.A.	All assets (in connection with the pre-petition ABL Facility)
Juniper Bond Holdings IV LLC	DE	20080035319	01/03/2008	UCC-1	JPMORGAN CHASE BANK, N.A.	All assets (in connection with the pre-petition GE Cash Flow Facility and the pre-petition 1st lien $1.1B 8.875% Notes) *
		20123031467	08/07/2012	CONT	JPMORGAN CHASE BANK, N.A.	See above
		20124434371	11/16/2012	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20131573717	04/24/2013	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20131613315	04/25/2013	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20122028803	05/25/2012	UCC-1	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	All personal property (in connection with the pre-petition 1.5 Lien $250MM 10% Notes) *
		20132076306	05/31/2013	AMEND	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	See above
		20124433787	11/16/2012	UCC-1	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	All personal property (in connection with the pre-petition Second Lien Notes) *

19

Debtor	State	File Number	File Date	File Type	Secured Party	Description of Collateral
		20132077544	05/31/2013	AMEND	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	See above
		20131573709	04/24/2013	UCC-1	JPMORGAN CHASE BANK, N.A.	All assets (in connection with the pre-petition ABL Facility)
Momentive Performance Materials China SPV Inc.	DE	20064210456	12/04/2006	UCC-1	JPMORGAN CHASE BANK, N.A.	All assets (in connection with the pre-petition GE Cash Flow Facility and the pre-petition 1st lien $1.1B 8.875% Notes) *
		20112761602	07/19/2011	CONT	JPMORGAN CHASE BANK, N.A.	See above
		20113241000	08/22/2011	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20124434389	11/16/2012	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20131573808	04/24/2013	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20131613299	04/25/2013	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20122028852	05/25/2012	UCC-1	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	All personal property (in connection with the pre-petition 1.5 Lien $250MM 10% Notes) *
		20132076389	05/31/2013	AMEND	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	See above
		20124433878	11/16/2012	UCC-1	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	All personal property (in connection with the pre-petition Second Lien Notes) *
		20132077429	05/31/2013	AMEND	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	See above
		20131573733	04/24/2013	UCC-1	JPMORGAN CHASE BANK, N.A.	All assets (in connection with the pre-petition ABL Facility)

20

Debtor	State	File Number	File Date	File Type	Secured Party	Description of Collateral
Momentive Performance Materials South America Inc.	DE	20064210399	12/04/2006	UCC-1	JPMORGAN CHASE BANK, N.A.	All assets (in connection with the pre-petition GE Cash Flow Facility and the pre-petition 1st lien $1.1B 8.875% Notes) *
		20112761792	07/19/2011	CONT	JPMORGAN CHASE BANK, N.A.	See above
		20113240606	08/22/2011	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20124434603	11/16/2012	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20131573923	04/24/2013	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20131613984	04/25/2013	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		20122028936	05/25/2012	UCC-1	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	All personal property (in connection with the pre-petition 1.5 Lien $250MM 10% Notes) *
		20132076751	05/31/2013	AMEND	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	See above
		20124434280	11/16/2012	UCC-1	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	All personal property (in connection with the pre-petition Second Lien Notes) *
		20132077296	05/31/2013	AMEND	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	See above
		20131573873	04/24/2013	UCC-1	JPMORGAN CHASE BANK, N.A.	All assets (in connection with the pre-petition ABL Facility)
MPM Silicones, LLC	NY	200612040956189	12/4/2006	UCC-1	JPMORGAN CHASE BANK, N.A.	All assets (in connection with the pre-petition GE Cash Flow Facility and the pre-petition 1st lien $1.1B 8.875% Notes) *
		200612150992037	12/15/2006	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		201107195776979	7/19/2011	CONT	JPMORGAN CHASE BANK, N.A.	See above

21

Debtor	State	File Number	File Date	File Type	Secured Party	Description of Collateral
		201108225910948	8/22/2011	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		201211160646342	11/16/2012	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		201304250222617	4/25/2013	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		201304290227552	4/29/2013	AMEND	JPMORGAN CHASE BANK, N.A.	See above
		201001150026377	1/15/2010	UCC-1	UNIPEX SOLUTIONS CANADA INC.	All of the methanol quality described in Schedule A pursuant to the Contract of Supply of Methanol dated January 1, 2010
		201203270171531	3/27/2012	UCC-1	GLOBE METALLURGICAL, INC.	All of the silicon metal of the quality described in Schedule A pursuant to Purchase Agreement dated January 1, 2012
		201205250296561	5/25/2012	UCC-1	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	All personal property (in connection with the pre-petition 1.5 Lien $250MM 10% Notes) *
		201211160646025	11/16/2012	UCC-1	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.	All personal property (in connection with the pre-petition Second Lien Notes) *
		201304240221586	4/24/2013	UCC-1	JPMORGAN CHASE BANK, N.A.	All assets (in connection with the pre-petition ABL Facility)

22

Section 4.1
Organization and Qualification
N/A

23

Section 4.2
Corporate Power and Authority
N/A

24

Section 4.3
Execution and Delivery; Enforceability
N/A

25

Section 4.4
Authorized and Issued Capital Stock
N/A

26

Section 4.5
Issuance
N/A

27

Section 4.6
No Conflict

1.
Pursuant to that Global Sales Agreement NA4424, dated as of January 1, 2012, by and between The Dow Chemical Company (“Dow”) and MPM, Dow is entitled to terminate the agreement (and all related “Supplementary Agreements”) immediately upon written notice to MPM upon any of the following events: (a) the insolvency of MPM, MPM suffering or committing any act of insolvency, or the inability of MPM to pay its debts, (b) MPM’s bankruptcy or liquidation (whether voluntary or involuntary) or the appointment for MPM of a receiver or liquidator, and (c) a change in control or dissolution of MPM (“change in control” is not defined).

2.
Pursuant to that Supplier Purchase Agreement (Packaging), dated as of January 1, 2009, by and between Fischbach USA Inc. (“Fischbach”) and MPM, certain obligations are triggered in the event that MPM is “sold to another entity.” Specifically, (i) the agreement and all provisions therein survive the sale and become the responsibility, and inure to the benefit, of the buyer/new owner of MPM, (ii) MPM must notify Fischbach of the potential sale and purchase of MPM at least 45 days prior to the closing of the sale, (iii) the buyer/new owner of MPM shall be advised by MPM of this provision in writing (in the transaction agreement to the extent practical) at least 45 days prior to the closing of the sale, and (iv) the buyer/new owner of MPM shall agree to honor all provisions and assume all of MPM’s obligations under the agreement.

3.
Various Contracts to which one or more Debtors is a party (and to which no Subsidiary of the Company that is not a Debtor is a party) contain provisions that apply in the event of a bankruptcy or similar filing, insolvency, entry into a plan of reorganization or similar event.  By virtue of such provisions, the commencement of the Chapter 11 Proceedings and/or the adoption and effectiveness of the Plan and the transactions contemplated thereby would conflict with, result in a breach, modification or violation of, constitute a default under, result in the acceleration of or the creation of a Lien under, or cause any payment or consent to be required under, such Contracts. Some or all of these provisions may or may not be enforceable under the Bankruptcy Code or under other applicable Law.

28

Section 4.7
Consents and Approvals
N/A

29

Section 4.8
Arm’s-Length
N/A

30

Section 4.9
Financial Statements
N/A

31

Section 4.10
Company SEC Documents and Disclosure Statement
N/A

32

Section 4.11
Absence of Certain Changes
N/A

33

Section 4.12
No Violation; Compliance with Laws

1.	See Section 4.19 of these Company Disclosure Schedules.

34

Section 4.13
Legal Proceedings

1.	See Section 4.19 and Section 4.20 of these Company Disclosure Schedules.

35

Section 4.14
Labor Relations
N/A

36

Section 4.15
Intellectual Property
N/A

37

Section 4.16
Title to Real and Personal Property
N/A

38

Section 4.17
No Undisclosed Relationships
N/A

39

Section 4.18
Licenses and Permits
N/A

40

Section 4.19
Environmental
Actual and alleged environmental violations were identified by the Company at the Company’s facility in Waterford, New York with respect to air quality and hazardous waste regulations. The Company has been cooperating with the New York State Department of Environmental Conservation (the “NYSDEC”) in addressing these actual and alleged violations. Although the Company believes that the costs and potential penalties associated with these actual and alleged violations will not have a material adverse impact on its business, these issues may result in administrative and/or civil enforcement by the State of New York and resolution of such enforcement actions will likely require payment of a monetary penalty and/or the imposition of other civil sanctions.
In 2008, the NYSDEC issued a notice of violation alleging certain failures to comply with the State and federal regulatory requirements governing the treatment of hazardous waste and the operation of the hazardous waste incinerators at the Company’s Waterford, New York, facility. Subsequently, in the second quarter of 2009, the USEPA and the U.S. Department of Justice sought, through search warrant and subpoena, additional information related to the alleged noncompliances. The Company is cooperating with the State and federal authorities. Although the Company believes that the costs and potential penalties associated with these violations will not have a material adverse impact on its business, these investigations may result in administrative, civil and/or criminal enforcement by the State of New York and/or the United States and resolution of such enforcement actions will likely require payment of a monetary penalty and/or the imposition of other civil and/or criminal sanctions.
In February 2012, the Italian regional environmental agency assessed an administrative penalty against the directors of the Company’s Italian subsidiary in connection with allegations that the Company’s Termoli, Italy facility violated certain hazardous waste record keeping and reporting requirements during the period from November 2010 to July 2011. In accordance with agency policies, the Company settled the matter by paying €175,667 in April 2012. The agency has also alleged that the Company’s Termoli, Italy facility has violated certain hazardous waste storage and disposal requirements. Although the Company believes that the costs and potential penalties associated with these violations will not have a material adverse impact on its business, these allegations may be the subject of further enforcement actions, including criminal enforcement.
The Company has identified the presence of polychlorinated biphenyls (PCBs) in the soil in certain locations at its Sistersville, West Virginia facility. The Company believes this soil contamination is the result of historic operations by a prior owner (Union Carbide). The Company filed an action in the United States District Court for the Northern District of New York on December 30, 2011 against the prior owner seeking reimbursement of response costs arising from this contamination.
The Company is also involved in other remediation actions to clean up soil and/or groundwater contamination as required by federal and state laws at several of its manufacturing facilities and offsite landfills. Liabilities for remediation costs for these actions have been estimated

41

in accordance with generally accepted accounting practices. As of December 31, 2013 and 2012, the Company had recognized obligations of $6 million for these remediation costs, including $3.9 million for cleanup at the Company’s Waterford, New York, facility, $1.2 million at the Company’s Sistersville, West Virginia facility and $166,000 at the Company’s former Eulis, Texas facility. In addition, the cost to operate the groundwater remediation system at the Waterford, New York facility is expected to be $15 million and is to be paid over the next 50 years.
In addition, in the normal course of our business, the Company is required to provide financial assurances for contingent future costs associated with certain hazardous waste management and remedial activities. Pursuant to financial assurance requirements set forth in state hazardous waste permit regulations applicable to the Company’s manufacturing facilities in Waterford, New York and Sistersville, West Virginia, the Company has provided letters of credit in the following amounts: $25.3 million for closure and post-closure care for the Waterford and Sistersville facilities; and $10 million (annual aggregate) for accidental occurrences at the Waterford and Sistersville facilities. The Company is currently in discussions with the NYSDEC regarding the renewal of the Waterford facility’s hazardous waste permit. In connection with the renewal, the NYSDEC may increase the financial assurances that the Company is required to provide for this facility, which may result in a material increase in the amount of letters of credit or other assurance that the Company must deliver.

42

Section 4.20
Tax Returns
The following Tax related claims/assessments are currently pending:

	Entity	Relevant Tax Period	Jurisdiction / Governmental Authority	Brief Description of Matter
1.	MPM Specialties Srl	2003FY	Italy / Tax Court of Campobasso
On 10/14/08, MPM received a tax assessment under which the Revenue Agency assessed the fiscal deductibility of interest expenses accounted for and reported by MPM for €2,148,250.56 in FY2003.

MPM appealed and the Provincial Tax Commission of Campobass resolved in favor of MPM. The Revenue Agency appealed on 3/7/2011.

A hearing is pending.

2.	MPM Specialties Srl	2004FY	Italy / Tax Court of Campobasso
On 12/2/09, MPM received a deed of assessment under which the Revenue Agency (i) disregarded the fiscal deductibility of interest expenses accounted for and reported by MPM for €5,102,484.59 in FY2004, (ii) disregarded the non-deductibility of amortization of intangible assets amounting to € 8,267,340.25, (iii) objected to non-documented costs for €1,800.00 and unreported VAT payable amounting to €362,876.02, (iv) assessed higher IRES (income tax) of €1,413,840.00, higher IRAP (community tax) of €568,294.00, higher VAT of €362,518.00 and sanctions of €2,709,950.

MPM appealed and the Tax Court of Campobasso resolved in favor of MPM. The decision was appealed by the Revenue Agency on 7/1/13 and MPM filed a notice of rebuttal on 10/15/13.

A hearing is pending.

43

	Entity	Relevant Tax Period	Jurisdiction / Governmental Authority	Brief Description of Matter
3.	MPM Specialties Srl	2005FY	Italy / Tax Court of Campobasso
On 12/2/09, MPM received a deed of assessment under which the Revenue Agency (i) assessed the fiscal deductibility of interest expenses accounted for and reported by MPM for €4,927,465.32 in FY2005, (ii) assessed the non-deductibility of amortization of intangible assets amounting to €4,596,641.18, and (iii) objected to non-documented costs of €41,608.46 and VAT of €347,715.25. The Revenue Agency has therefore assessed higher IRES (income tax) equaling €1,485,659, higher IRAP (community tax) equaling €406,543.00, VAT equaling €347,715.00 and penalties of €3,342,732.75.

MPM appealed and the Tax Court of Campobasso resolved in favor of MPM.
The decision was appealed by the Revenue Agency on 7/1/13 and MPM filed a notice of rebuttal on 10/15/13.

A hearing is pending.

4.	MPM Specialties Srl	2006FY	Italy / Tax Court of Campobasso
On 12/12/11, MPM received a notice of assessment for tax year 2006 under which the Revenue Agency (i) assessed the fiscal deductibility of interest expenses accounted for and reported by MPM for €1,238,176.00 in TY2006, (ii) assessed extraordinary expenses (penalties) paid for the early extinction of a loan granted by GE Central Europe LCC for €5,167,938.98, (iii) assessed non-deductibility of amortization of intangible assets amounting to €4,542,346.00, (iv) assessed share of substitute tax amounting to €872,665.00.

MPM appealed and the Tax Court of Campobasso resolved in favor of MPM. The decision was appealed by the Revenue Agency on 7/1/13 and MPM filed its rebuttal on 10/15/13.

A hearing is pending.

44

	Entity	Relevant Tax Period	Jurisdiction / Governmental Authority	Brief Description of Matter
5.	MPM Specialties Srl	2007FY	Italy / Tax Court of Campobasso
On 12/20/11, MPM received two notices of assessment for tax year 2007 on IRES (Income Tax) and IRAP (Community Tax), under which the Revenue Agency (i) assessed non-deductibility of amortization of intangible assets amounting to €4,542,346.00; (ii) assessed share of substitute tax amounting to €872,665.00; (iii) alleged operating loss improperly utilized €3,124,512.00; (iv) total assessed IRES €2,818,043.00, (v) sanctions of €2,818,043.00; and (vi) assessed higher IRAP for €284,288, and sanctions of €284,288,00.

MPM appealed and the Tax Court of Campobasso resolved in favor of MPM. The decision was appealed by the Revenue Agency on 7/1/13 and MPM filed its rebuttal on 10/15/13.

A hearing is pending.

6.	MPM Specialties Srl	2008FY	Italy / Tax Court of Campobasso
On 11/20-21/13, MPM Italy received two notices of assessment for tax year 2008 on IRES (Income Tax) and IRAP (Community Tax) + VAT, under which Termoli Revenue Agency assessed: (i) non-deductibility of amortization of intangible assets amounting to €4,592,346; (ii) share of substitute tax amounted to €872,665; (iii) costs improperly deducted as refer to servicer rendered in other years than 2008 €92,785.16; (iv) operating loss improperly utilized €8,043,368 - Total assessed IRES (€3,740,491), and sanctions for €3,740,491. IRAP: based on IRES points (i), (ii) and (iii) above, the Revenue Agency assessed higher IRAP of €267,916, VAT assessed at €8,186, interest up to 11/30/13 at €1,327, and total sanctions for €362,251,35, of which €77,963 are related to Tolling invoices issued to MPM GmbH.

MPM Italy appealed on 1/16/14.

A hearing is pending.

45

	Entity	Relevant Tax Period	Jurisdiction / Governmental Authority	Brief Description of Matter
7.	MPM GmbH	2008FY	Italy / Tax Court of Campobasso
On 12/13/13 and 12/20/13, MPM GmbH received an assessment for VAT for FY2008 in direct connection of the IRAP and VAT assessment issued to MPM Italy for 2008. The Pescara Revenue Agency assessed VAT amounting to €311,991, sanctions of €389,987,50 and interest up to 2/28/14 of €53,273.

The original filing due date was 2/11/14 but has been extended by 90 days while MPM and the taxing authority attempt to resolve the matter. If no resolution is made, MPM GmbH can still appeal the assessment.

8.	MPM Suisse Sarl	2006FY	Italy / Tax Court of Campobasso
MPM received a tax assessment on 5/13/09 for the 2006FY, under which the Termoli Revenue Agency claimed higher VAT (€258,548.00) plus interests and sanctions for the incorrect INTRA reporting filing (total claim amounted to €267.836,00).

MPM appealed and the Tax Court of Campobasso resolved in favor of MPM. The decision was appealed by the Revenue Agency and MPM submitted a defence deed.

A hearing is pending.

9.	Momentive Performance Materials (India) Private Limited	2009-2010FY	India / Dispute Resolution Panel / The Depurty Commission of Income
MPM received a notice of intent to assess on 3/11/14 from the Deputy Commissioner of Income under section 144(3) r.w.s. 144C of the Income-tax Act, 1961. On April 9, 2014, Momentive notified the Dispute Resolution Panel of its objections to the notice of intent and requesting an early hearing on the matter. The total adjustment amount at issue is estimated to be less than $300,000.

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Section 4.21
Employee Benefit Plans

1.	The Momentive Performance Materials Inc. Pension Plan, as amended and restated effective January 1, 2013, is underfunded (by approximately $40.6 million at December 31, 2013).

2.	MPM maintains Other Postretirement Benefit Plans for its employees. These are unfunded and the December 31, 2013 accumulated post-retirement benefit obligation was $81 million.

3.
The Company’s non-U.S. defined benefit pension plans are underfunded by approximately $132 million. The Company’s defined benefit pension plans in Germany are underfunded (by approximately $94.4 million at December 31, 2013). The Company’s defined benefit pension plan in Japan is underfunded (by approximately $32.8 million at December 31, 2013).

4.	The MSC U.S. Pension Plan is underfunded (by approximately $38 million at December 31, 2013).

47

Section 4.22
Internal Control Over Financial Reporting
N/A

48

Section 4.23
Disclosure Controls and Procedures
N/A

49

Section 4.24
Material Contracts
N/A

50

Section 4.25
No Unlawful Payments
N/A

51

Section 4.26
Compliance with Money Laundering Laws
N/A

52

Section 4.27
Compliance with Sanctions Laws
N/A

53

Section 4.28
No Broker’s Fees
N/A

54

Section 4.29
Takeover Statutes
N/A

55

Section 4.30
Investment Company Act
N/A

56

Section 4.31
Insurance
N/A

57

Section 4.32
Intermediate HoldCo and Top HoldCo Corporate Power and Authority
N/A

58

Section 4.33
Authorized and Issued Capital Stock of Top HoldCo
N/A

59

Section 6.3
Conduct of Business

1.
The Company will negotiate the terms and conditions of the collective bargaining agreement between the Company and Local 698-C of the International Chemical Workers Union Council of the United Food and Commercial Workers prior to the agreement’s expiration on July 23, 2014.  The negotiations will cover issues relating to wages, health, welfare and retirement benefits and operational issues.  The Company anticipates that it will reach an amicable agreement with the Union as it has in prior negotiations.

2.	Potential investment in Chinese joint venture of no greater than $10 million in cash and assets in the aggregate.

3.	Settlement of the Company’s claim in Germany against Bosch.

4.	Amendment to Xinan JV Agreement specifically relating to the Company’s future investments in the JV.

5.	Amendments to the Momentive Performance Materials Holdings LLC 2012 Long-Term Cash Incentive Plan solely to the extent they pertain to employees of MSC or any of its Subsidiaries.

6.	Waste water treatment project at the Company’s Sistersville, West Virginia facility.

7.	Licensing project in Silanes.

8.
Transactions in the ordinary course of business and consistent with past practices contemplated by and conducted in accordance with the agreements and arrangements with GE and Apollo (and/or their respective Affiliates) described in Item 13 of the Annual Report on Form 10-K for the year ended December 31, 2013 that MPM filed on April 11, 2014.

9.
Transactions under the Trademark Use Agreement, dated on or about October 10, 2013, by and among Zhenjiang Momentive Union Specialty Chemicals Ltd. (“JV”), Momentive Union Specialty Chemicals Ltd. (“JV HoldCo”), MSC, MPM and certain other parties named therein, pursuant to which the JV is permitted to use certain intellectual property rights associated with and related to the word “Momentive” that are owned by MPM.

10.
Transactions under an Agency Agreement by and among Momentive Specialty Chemicals GmbH and Momentive Performance Materials GmbH relating to the manufacture and sale of certain products having polyurethane foam applications.

60